                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

              -----------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      among

                                 WPP GROUP PLC,


                            ABBEY MERGER CORPORATION

                                       and

                             GREY GLOBAL GROUP INC.

                         Dated as of September 11, 2004

              -----------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                    PAGE
ARTICLE I THE MERGER.............................................................................     1

SECTION  1.1 The Merger..........................................................................     1
SECTION  1.2 Closing; Effective Time.............................................................     2
SECTION  1.3 Effects of the Merger...............................................................     2
SECTION  1.4 Certificate of Incorporation; By-Laws...............................................     2
SECTION  1.5 Directors and Officers..............................................................     2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.............     3

SECTION  2.1 Conversion of Securities............................................................     3
SECTION  2.2 Certain Actions Related to Conversion of Securities.................................     4
SECTION  2.3 Options; Restricted Stock; SMIP.....................................................     8
SECTION  2.4 Convertible Debentures..............................................................    12
SECTION  2.5 Dissenting Shares...................................................................    12
SECTION  2.6 Surrender of Shares.................................................................    12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................    16

SECTION  3.1 Organization and Qualification; Subsidiaries........................................    16
SECTION  3.2 Certificate of Incorporation and By-laws............................................    17
SECTION  3.3 Capitalization......................................................................    17
SECTION  3.4 Authority...........................................................................    18
SECTION  3.5 No Conflict; Required Filings and Consents..........................................    19
SECTION  3.6 Compliance..........................................................................    20
SECTION  3.7 SEC Filings; Financial Statements...................................................    20
SECTION  3.8 Absence of Certain Changes or Events................................................    21
SECTION  3.9 Absence of Litigation...............................................................    22
SECTION  3.10 Employee Benefit Plans.............................................................    22
SECTION  3.11 Labor and Employment Matters.......................................................    25
SECTION  3.12 Insurance..........................................................................    26
SECTION  3.13 Properties.........................................................................    26
SECTION  3.14 Tax Matters........................................................................    26
SECTION  3.15 Opinions of Financial Advisors.....................................................    28
SECTION  3.16 Brokers............................................................................    28
SECTION  3.17 Takeover Statutes; Rights Plans....................................................    28
SECTION  3.18 Intellectual Property..............................................................    28
SECTION  3.19 Environmental Matters..............................................................    29
SECTION  3.20 No Undisclosed Liabilities.........................................................    30
SECTION  3.21 Contracts..........................................................................    30
SECTION  3.22 Continuity of Business.............................................................    31
SECTION  3.23 Tax Treatment......................................................................    31
SECTION  3.24 Affiliate Transactions.............................................................    32

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                                                                                                    PAGE
SECTION  3.25 No Other Representations or Warranties.............................................    32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................    32

SECTION  4.1 Organization and Qualification; Subsidiaries........................................    32
SECTION  4.2 Memorandum and Articles of Association; Deposit Agreement...........................    33
SECTION  4.3 Capitalization......................................................................    33
SECTION  4.4 Authority...........................................................................    34
SECTION  4.5 No Conflict; Required Filings and Consents..........................................    34
SECTION  4.6 Absence of Litigation...............................................................    35
SECTION  4.7 Brokers.............................................................................    35
SECTION  4.8 SEC Filings; Financial Statements...................................................    36
SECTION  4.9 Absence of Certain Changes or Events................................................    37
SECTION  4.10 Tax Treatment......................................................................    37
SECTION  4.11 Financing..........................................................................    37
SECTION  4.12 Operations of Merger Sub...........................................................    37
SECTION  4.13 Ownership of Shares................................................................    37
SECTION  4.14 Vote/Approval Required.............................................................    37
SECTION  4.15 No Undisclosed Liabilities.........................................................    37
SECTION  4.16 No Other Representations or Warranties.............................................    38

ARTICLE V CONDUCT PENDING THE MERGER.............................................................    38

SECTION  5.1 Conduct of the Company Pending the Merger...........................................    38
SECTION  5.2 Conduct of Parent Pending the Merger................................................    42
SECTION  5.3 No Control of Other Party's Business................................................    42
SECTION  5.4 Certain Notices.....................................................................    43

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................    43

SECTION  6.1 Stockholders Meeting................................................................    43
SECTION  6.2 Registration Statement; Information Supplied........................................    44
SECTION  6.3 Resignation of Directors............................................................    45
SECTION  6.4 Access to Information; Confidentiality..............................................    45
SECTION  6.5 Acquisition Proposals...............................................................    46
SECTION  6.6 Employment and Employee Benefits Matters............................................    49
SECTION  6.7 Directors' and Officers' Indemnification and Insurance..............................    50
SECTION  6.8 Further Actions.....................................................................    51
SECTION  6.9 Public Announcements................................................................    53
SECTION  6.10 Takeover Statutes..................................................................    54
SECTION  6.11 Trading/Listing Applications; Establishment of Parent Depository Shares............    54
SECTION  6.12 Letters of Accountants.............................................................    54
SECTION  6.13 Agreements of Company Affiliates...................................................    55
SECTION  6.14 Tax Representation Letters.........................................................    55
SECTION  6.15 Section 16(b)......................................................................    55
SECTION  6.16 Convertible Debentures.............................................................    55

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
SECTION  6.17 Tax Reporting Requirement..........................................................    55

ARTICLE VII CONDITIONS OF MERGER.................................................................    56

SECTION  7.1 Conditions to Obligation of Each Party to Effect the Merger.........................    56
SECTION  7.2 Conditions to Obligations of Parent and Merger Sub..................................    57
SECTION  7.3 Conditions to Obligations of the Company............................................    58

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................    59

SECTION  8.1 Termination.........................................................................    59
SECTION  8.2 Effect of Termination...............................................................    60
SECTION  8.3 Expenses............................................................................    62
SECTION  8.4 Amendment...........................................................................    62
SECTION  8.5 Waiver..............................................................................    62

ARTICLE IX GENERAL PROVISIONS....................................................................    62

SECTION  9.1 Non-Survival of Representations, Warranties and Agreements..........................    62
SECTION  9.2 Notices.............................................................................    62
SECTION  9.3 Certain Definitions.................................................................    63
SECTION  9.4 Severability........................................................................    65
SECTION  9.5 Entire Agreement; Assignment........................................................    65
SECTION  9.6 Parties in Interest.................................................................    65
SECTION  9.7 Governing Law.......................................................................    65
SECTION  9.8 Headings............................................................................    65
SECTION  9.9 Counterparts........................................................................    66
SECTION  9.10 Specific Performance; Jurisdiction.................................................    66
SECTION  9.11 Parent Guarantee...................................................................    66
SECTION  9.12 Interpretation.....................................................................    66
SECTION  9.13 WAIVER OF JURY TRIAL...............................................................    67

                            INDEX OF PRINCIPAL TERMS

                                                                                                           Page
2004 Bonus Program.......................................................................................   51
Acquisition Proposal.....................................................................................   49
affiliate................................................................................................   67
Agreement................................................................................................    1
Antitrust Law............................................................................................   55
beneficial owner.........................................................................................   67
beneficially owned.......................................................................................   67
Book-Entry Shares........................................................................................   13
Burdensome Conditions....................................................................................   55
business day.............................................................................................   67
By-Laws..................................................................................................   17
Cash Cap Number..........................................................................................    5
Cash Electing Share......................................................................................    3
Cash Election............................................................................................    3
Cash Election Number.....................................................................................    6
Cash Percentage..........................................................................................    5
Cause....................................................................................................   10
Certificate of Incorporation.............................................................................   17
Certificate of Merger....................................................................................    2
Certificates.............................................................................................    7
Class B Common Stock.....................................................................................    3
Class B Shares...........................................................................................    3
Closing..................................................................................................    2
Closing Date.............................................................................................    2
Code ....................................................................................................    1
Common Law Employee......................................................................................   26
Common Shares............................................................................................    3
Common Stock.............................................................................................    3
Company..................................................................................................    1
Company Affiliates.......................................................................................   58
Company Board Recommendation.............................................................................   46
Company Common Stock.....................................................................................    3
Company Confidentiality Agreement........................................................................   48
Company Disclosure Schedule..............................................................................   16
Company Employees........................................................................................   24
Company Material Adverse Effect..........................................................................   17
Company Plans............................................................................................   24
Company Proxy Statement..................................................................................   46
Company SEC Reports......................................................................................   22
Company Stock Option.....................................................................................    9
Company Stock Plans......................................................................................   18
Confidentiality Agreements...............................................................................   49
Contracts................................................................................................   20

                                                                                                           Page
control..................................................................................................     67
controlled...............................................................................................     67
controlled by............................................................................................     67
Convertible Debenture Actions............................................................................  58,59
Convertible Debentures...................................................................................     12
corresponding section....................................................................................     67
Costs....................................................................................................     53
Deposit Agreement........................................................................................      4
Depository...............................................................................................      4
DGCL ....................................................................................................      1
Disability...............................................................................................     10
Dissenting Shares........................................................................................     13
DOJ .....................................................................................................     54
ECMR ....................................................................................................     21
Effective Time...........................................................................................      2
Electing Shares..........................................................................................      3
Election Date............................................................................................      8
EM Agreement.............................................................................................      1
employee benefit plan....................................................................................     24
Environmental Laws.......................................................................................     31
Environmental Permits....................................................................................     31
ERISA....................................................................................................     24
Europe...................................................................................................     10
Europe Company Stock Option..............................................................................      9
European Person..........................................................................................      9
Exchange Act.............................................................................................      8
Exchange Agent...........................................................................................     13
Exchange Ratio...........................................................................................      3
Excluded Shares..........................................................................................      3
Financial Advisors.......................................................................................     29
Foreign Antitrust Laws...................................................................................     21
Foreign Benefit Plan.....................................................................................     24
Form F-4.................................................................................................     46
Form of Election.........................................................................................      7
FTC .....................................................................................................     54
Good Reason..............................................................................................     10
Governmental Entity......................................................................................     21
HSR Act..................................................................................................     21
Indemnified Parties......................................................................................     53
Indenture................................................................................................     12
Intellectual Property....................................................................................     30
IRS .....................................................................................................     24
knowledge................................................................................................     68
Leases...................................................................................................     27
Licenses.................................................................................................     21
Material Contract........................................................................................     32

                                                                                                             Page
materially delay.........................................................................................     68
Materials of Environmental Concern.......................................................................     31
Merger...................................................................................................      1
Merger Consideration.....................................................................................      5
Merger Requisite Votes...................................................................................     20
Merger Sub...............................................................................................      1
Non-Electing Holders.....................................................................................     14
Non-Electing Share.......................................................................................      4
Non-Europe Company Stock Option..........................................................................      9
Official List............................................................................................     11
Other Consideration......................................................................................      7
Other Shares Value.......................................................................................      7
Parent...................................................................................................      1
Parent ADRs..............................................................................................      4
Parent Confidentiality Agreement.........................................................................     49
Parent Depository Shares.................................................................................      3
Parent Disclosure Schedule...............................................................................     34
Parent Listing Particulars...............................................................................     47
Parent Material Adverse Effect...........................................................................     34
Parent Ordinary Share Certificates.......................................................................     13
Parent Ordinary Shares...................................................................................      4
Parent Reports...........................................................................................     38
Per Share Cash Consideration.............................................................................      3
Per Share Stock Consideration............................................................................      4
person...................................................................................................     68
Preferred Stock..........................................................................................     18
Representatives..........................................................................................     49
Restricted Shares........................................................................................     11
SEC .....................................................................................................     10
Securities Act...........................................................................................     21
Shares...................................................................................................      3
Shortfall Number.........................................................................................      6
Significant Subsidiary...................................................................................     19
SMIP ....................................................................................................     11
Stock Electing Share.....................................................................................      3
Stock Election...........................................................................................      3
Stockholders Meeting.....................................................................................     46
subsidiary...............................................................................................     68
Superior Proposal........................................................................................     50
Surviving Corporation....................................................................................      2
Takeover Statute.........................................................................................     30
Tax Representation Letter................................................................................     58
Tax Return...............................................................................................     29
Taxes....................................................................................................     29
Termination Date.........................................................................................     63
Termination Fee..........................................................................................     64

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

                                                                                                             Page
U.K. GAAP................................................................................................     38
U.S. generally accepted accounting principles............................................................     68
UKLA ....................................................................................................     11
under common control with................................................................................     67
Voting Agreement.........................................................................................      1

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of September 11, 2004 (this "Agreement"), among WPP Group plc, an English public limited company ("Parent"), Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Grey Global Group Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the merger (the "Merger") of the Company with and into Merger Sub in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), upon the terms and subject to the conditions set forth herein, (ii) approved this Agreement in accordance with the DGCL, upon the terms and conditions contained herein, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

                  WHEREAS, the Boards of Directors of Parent and Merger Sub have approved, and the board of directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement providing for the Merger in accordance with the DGCL, upon the terms and conditions contained herein;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Edward H. Meyer is entering into a voting agreement with Parent and Merger Sub (the "Voting Agreement") pursuant to which Mr. Meyer is agreeing in his capacity as a stockholder of the Company to vote all of his Shares (as defined in Section 2.1(a)) in favor of the adoption of this Agreement; and Mr. Meyer is entering into an agreement with the Company, Merger Sub and Parent (the "Employment Agreement" setting forth, among other things Mr. Meyer's role with the Surviving Corporation (as defined in Section 1.1) after the Effective Time (as defined in Section 1.2); and

                  WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.2 Closing; Effective Time. Subject to the provisions of Article VII, the closing of the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day (or such later business day as necessary to allow for compliance with the announcement requirement of the penultimate sentence of Section 2.2(d)(i)) after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions), or at such other place or at such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date". At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the parties hereto, being the "Effective Time") and shall make all other filings or recordings required under the DGCL in connection with the Merger.

                  SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.4 Certificate of Incorporation; By-Laws.

                  (a) At the Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.

                  (b) From and after the Effective Time, the by-laws of Merger Sub shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable law.

                  SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. Prior to the Effective Time, Parent and Merger Sub shall take all necessary action to elect or appoint the officers of the Company (other than those who Parent determines shall not remain as officers of the Surviving Corporation) immediately prior to the Effective Time as officers of the Surviving Corporation, which shall be effective as of the Effective Time. Such officers shall hold office with the Surviving Corporation, in each case until the earlier of his or her resignation or removal.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

                  SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) Each share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and Limited Duration Class B Common Stock, par value $0.01 per share of the Company (the "Class B Common Stock", and together with the Common Stock, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock ("Common Shares") or shares of Class B Common Stock ("Class B Shares", and together with the Common Shares, the "Shares") to be canceled pursuant to
Section 2.1(b) (any Shares to be so cancelled, "Excluded Shares") and any Dissenting Shares (as defined in Section 2.5(a)) shall, subject to Section 2.2(c), be converted into the right to receive the following:

                           (i) Each Share with respect to which an election to
receive cash consideration (a "Cash Election") is properly made, and not revoked, in accordance with Section 2.2(d) (each, a "Cash Electing Share"), shall be converted into the right to receive $1,005 in cash, without interest (the "Per Share Cash Consideration").

                           (ii) Each Share with respect to which an election to
receive share consideration (a "Stock Election") is properly made, and not revoked, in accordance with Section 2.2(d) (each, a "Stock Electing Share" and all Stock Electing Shares, together with all Cash Electing Shares, the "Electing Shares"), shall be converted into the right to receive 21.746 (the "Exchange Ratio") American Depository Shares of Parent ("Parent Depository Shares", each Parent Depository Share representing five ordinary shares of nominal value 10p each of Parent ("Parent Ordinary Shares")) (together with any cash in lieu of fractional Parent Ordinary Shares or Parent Depository Shares to be paid pursuant to Section 2.6(k), the "Per Share Stock Consideration"). Each holder of Shares entitled to receive Parent Depository Shares in the Merger in respect of the holder's Shares shall have the right to elect to receive, in lieu of some or all of the Parent Depository Shares the holder is otherwise entitled to receive pursuant to the prior sentence, the number of Parent Ordinary Shares represented by the Parent Depository Shares in respect of which such election is made.

                           (iii) Each Share other than Shares with respect to
which a Cash Election or a Stock Election is properly made, and not revoked, in accordance with Section 2.2(d) (each, a "Non-Electing Share"), shall be converted into the right to receive the Per Share Cash Consideration and/or the Per Share Stock Consideration, as determined in accordance with Section 2.2(c).

                  (b) Each Share held in the treasury of the Company, Parent or Merger Sub or owned by any direct or indirect subsidiary of such persons, in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof and no consideration shall be paid with respect thereto.

                  (c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue as one share of common stock of the Surviving Corporation.

                  SECTION 2.2 Certain Actions Related to Conversion of
Securities.

                  (a) Parent Depository Shares.

                           (i) The Parent Depository Shares issued in connection
with the Merger shall be evidenced by one or more receipts ("Parent ADRs") issued in accordance with the Amended and Restated Deposit Agreement, dated as of October 24, 1995, among Parent, Citibank, N.A., as Depository (the "Depository"), and the holders and beneficial owners from time to time of Parent ADRs, as amended (the "Deposit Agreement"). As of the Effective Time, the Company or Parent shall pay for all United Kingdom stamp duties, stamp duty reserve tax and other similar taxes and similar levies imposed in connection with the issuance or creation of the Parent Depository Shares to be issued in the Merger and any Parent ADRs in connection therewith and any other United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) that may be payable by Parent and the Company pursuant to the Deposit Agreement. The Company and Parent shall have the same obligation with respect to issuance of Parent Depository Shares and Parent ADRs in connection with the exercise of any Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares in accordance with Section 2.3(a). Subject to Section 2.6(f), no holder of Shares or Company Stock Options shall be obligated to pay any fee or other charge or expense to the Depository in connection with the issuance of Parent Ordinary Shares (or the related Parent Ordinary Share Certificates) or Parent Depository Shares (or the related Parent ADRs) pursuant to the Merger, upon exercise of Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or under a SMIP in accordance with Section 2.3(d).

                           (ii) The cash payable, and the Parent Depository
Shares (or Parent Ordinary Shares, as applicable) issuable, in respect of each of the Shares pursuant to this Article II, are referred to as the "Merger Consideration." From and after the Effective Time, the Shares shall no longer be outstanding and, subject to Section 2.5(b), no holder of Shares shall have any rights with respect thereto except the right to receive Merger Consideration in respect of such Shares pursuant to this Article II and the right to receive dividends and other distributions pursuant to Section 2.6(i), in each case without interest and only upon compliance with the applicable provisions of this
Article II.

                           (iii) Parent Depository Shares and Parent Ordinary
Shares issued in connection with the Merger (or under Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or under a SMIP in accordance with Section 2.3(d)) will rank pari passu in all respects with the outstanding Parent Depository Shares and Parent Ordinary Shares at the time of issue.

                  (b) Adjustment of Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Common Shares, Class B Shares or Parent Ordinary Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, or Parent changes the number of Parent Ordinary Shares represented by a Parent Depository Share, the Per Share Cash Consideration, the Exchange Ratio, the Per Share Stock Consideration and any other dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Per Share Cash Consideration, Exchange Ratio or Per Share Stock Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

                  (c) Proration. Notwithstanding anything in this Agreement to the contrary (but subject to Section 2.5):

                           (i) The Cash Percentage (as defined below) of the
Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) (such number, the "Cash Cap Number"), shall be converted into the right to receive the Per Share Cash Consideration pursuant to Section 2.1(a)(i), and all other Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted into the right to receive the Per Share Stock Consideration. The "Cash Percentage" shall be equal to 50%, subject to adjustment as provided in Section 2.2(c)(iv).

                           (ii) (x) if the aggregate number of Cash Electing
Shares (such number, the "Cash Election Number") exceeds the Cash Cap Number, then (A) all Stock Electing Shares and Non-Electing Shares shall be converted into the right to receive the Per Share Stock Consideration and (B) the number of Cash Electing Shares of each stockholder of the Company that shall be converted into the right to receive the Per Share Cash Consideration shall be equal to the product obtained by multiplying (A) the number of Cash Electing Shares of such stockholder by (B) a fraction, the numerator of which is the Cash Cap Number and the denominator of which is the Cash Election Number, with the remaining number of such holder's Cash Electing Shares being converted into the right to receive the Per Share Stock Consideration;

                                (y) if the Cash Election Number is less than the
Cash Cap Number (the number of Shares by which the Cash Election Number is less than the Cash Cap Number, the "Shortfall Number"), then (A) all Cash Electing Shares shall be converted into the right to receive the Per Share Cash Consideration and (B) the Stock Electing Shares and Non-Electing Shares shall be treated in the following manner:

                                   (I) if the Shortfall Number is less than or
equal to the aggregate number of Non-Electing Shares, then (X) all Stock Electing Shares shall be converted into the right to receive the Per Share Stock Consideration and (Y) the Non-Electing Shares of each stockholder of the Company shall be converted into the right to receive the Per Share Cash Consideration in respect of that number of Non-Electing Shares equal to the product obtained by multiplying (1) the number of Non-Electing Shares of such stockholder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-Electing Shares, with the remaining number of such holder's Non-Electing Shares being converted into the right to receive the Per Share Stock Consideration; or

                                   (II) if the Shortfall Number exceeds the
aggregate number of Non-Electing Shares, then (X) all Non-Electing Shares shall be converted into the right to receive the Per Share Cash Consideration and (Y) the number of Stock Electing Shares of each stockholder of the Company that shall be converted into the right to receive the Per Share Cash Consideration shall be equal to the product obtained by multiplying (1) the number of Stock Electing Shares of such stockholder by (2) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the aggregate number of Non-Electing Shares and the denominator of which is the aggregate number of Stock Electing Shares, with the remaining number of such holder's Stock Electing Shares being converted into the right to receive the Per Share Stock Consideration.

                           (iii) For purposes of the calculations in this
Section 2.2(c), Shares that constitute Dissenting Shares immediately prior to the Effective Time shall be deemed to be Non-Electing Shares.

                           (iv) Notwithstanding the foregoing provisions of this
Section 2.2, the Cash Percentage shall be reduced (A) if the aggregate Per Share Cash Consideration plus an amount equal to (x) the Per Share Cash Consideration multiplied by (y) the sum of the number of Dissenting Shares, if any, and the number of Shares owned by Parent or Merger Sub canceled in accordance with
Section 2.1(b) (the product of (x) and (y) being referred to as the "Other Shares Value") plus any other amounts paid by Parent (or any affiliate thereof) to, or on behalf of, any holder of Shares (including any cash paid in lieu of fractional Parent Ordinary Shares or Parent Depositary Shares) to the extent such other amounts would be treated as exchanged for a "proprietary interest" in the Company (within the meaning of Treasury Regulation Section 1.368-1(e)) (such other amounts together with the Other Shares Value, the "Other Consideration") would represent more than 60% of the fair market value of the aggregate Merger Consideration (with the Per Share Stock Consideration being valued on the basis of the average of the high and low prices of a Parent Depositary Share on The New York Stock Exchange Composite Tape on the Closing Date) plus the Other Consideration, to the minimum extent necessary so that the aggregate Per Share Cash Consideration plus the Other Consideration equals 60% of the aggregate value of the Merger Consideration (with the Per Share Stock Consideration being valued on the basis of the average of the high and low prices of a Parent Depositary Share on The New York Stock Exchange Composite Tape on the Closing
Date) plus the Other Consideration, or (B) if otherwise necessary to permit the delivery of the tax opinions referred to in Sections 7.2(c) and 7.3(c), to the minimum extent necessary to enable such opinions to be rendered. If the Cash Percentage is reduced, Parent and the Company shall promptly announce the amount of such reduction.

                  (d) Election Procedures.

                           (i) Each person who, on or prior to the Election Date
(as defined in Section 2.2(d)(ii)), is a record holder of Shares (other than Dissenting Shares) shall be entitled to specify, in accordance with this Section 2.2(d), (x) the number of such holder's Shares (including Restricted Shares (as defined in Section 2.3(c)) and, if the Shares to which the election relates are represented by Certificates, the particular Shares, with respect to which such holder makes a Cash Election and (y) the number of such holder's Shares (including Restricted Shares) and, if the Shares to which the election relates are represented by Certificates, the particular Shares, with respect to which such holder makes a Stock Election.

                           (ii) Parent shall prepare and file as an exhibit to
the Form F-4 (as defined in Section 6.2(a)) a form of election (the "Form of Election") in form and substance reasonably acceptable to the Company. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any certificates representing Shares ("Certificates") shall pass, only upon proper delivery of the Form of Election and any Certificates. The Company shall mail the Form of Election with the Company Proxy Statement (as defined in Section 6.2(a)) to all persons who are record holders of Shares as of the record date for the Stockholders Meeting (as defined in Section 6.1(a)). The Form of Election shall be used by each record holder of Shares (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) who wishes to make a Cash Election and/or a Stock Election for any or all Shares (including Restricted Shares) held by such holder. The Company shall use its reasonable best efforts to make the Form of Election, together with a copy of the Company Proxy Statement, available to all persons who become record holders of Shares during the period between the record date for the Stockholders Meeting and the Election Date. Any holder's Election shall have been properly made only if the Exchange Agent (as defined in Section 2.6(a)) shall have received at its designated office, by 5:00 p.m., New York City time, on (A) the date of the Stockholders Meeting or (B) if the Closing Date is more than four business days following the Stockholders Meeting, the date that is two business days prior to the Closing Date (the "Election Date"), a Form of Election properly completed and signed and, if the Shares to which the Cash Election and/or Stock Election relate are represented by Certificates, the Form of Election shall have been accompanied by Certificates representing those Shares duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided, that, such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). After a Cash Election or a Stock Election is validly and properly made with respect to any Shares, no further registration of transfers of such Shares shall be made on the stock transfer books of the Company, unless and until such Cash Election or Stock Election is properly revoked in accordance with Section 2.2(d)(iii). Parent and the Company shall announce the anticipated Election Date at least five business days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Date shall be similarly delayed to a subsequent date, and Parent and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Date.

                           (iii) Any Cash Election or Stock Election may be
revoked with respect to all or a portion of the Shares subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with Article VIII. If a Cash Election or Stock Election is revoked with respect to Shares represented by Certificates, Certificates representing such Shares shall be promptly returned to the holder that submitted the same to the Exchange Agent.

                           (iv) The determination of the Exchange Agent (or the
determination of Parent, after reasonable consultation with the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections and Stock Elections shall have been properly made or revoked pursuant to this Section 2.2(d) and as to when Cash Elections, Stock Elections and revocations were received by the Exchange Agent. The Exchange Agent (or Parent, after reasonable consultation with the Company, in the event that the Exchange Agent declines to make the following computation) shall also make all computations as to the proration contemplated by Section 2.2(c), and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of Parent, after Parent's reasonable consultation with the Company, make any rules as are consistent with this Section 2.2(d) for the implementation of the Cash Elections and Stock Elections provided for in this Agreement as shall be necessary or desirable to effect these Cash Elections and Stock Elections.

                           (v) To the extent practicable, the Form of Election
shall permit each holder that beneficially owns Shares and/or whose affiliates beneficially own Shares in more than one name or account to specify how to allocate the Per Share Cash Consideration and Parent Depository Shares or Parent Ordinary Shares, as the case may be, to be issued in the Merger among the various accounts that such holder of Shares beneficially owns and, with the requisite consent of such holder's affiliates, among the accounts beneficially owned by such holder and its affiliates.

                  SECTION 2.3 Options; Restricted Stock; SMIP.

                  (a) The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the applicable Company Stock Plans (as defined in Section 3.3(a)) so that (1) each option to purchase Shares held by an employee, director, or former employee or former director of the Company or any of its subsidiaries (each, a "Company Stock Option") outstanding at the Effective Time shall, as of the Effective Time, cease to represent a right to acquire Shares, (2) (x) each Company Stock Option held by a person whose primary place of residence or employment with the Company or any of its subsidiaries at the Effective Time is in Europe (as defined below) (such option, a "Europe Company Stock Option" and such person, a "European Person") shall be, from and after the Effective Time, an option to acquire Parent Ordinary Shares as provided below, and (y) each Company Stock Option that is not a Europe Company Stock Option (such option, a "Non-Europe Company Stock Option") shall be, from and after the Effective Time, an option to acquire Parent Depository Shares as provided below, (3) if the employment of a holder of Company Stock Options is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause (as defined below), the holder terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason (as defined below) or his or her employment with the Surviving Corporation or any of its subsidiaries terminates as a result of his or her death or Disability (as defined below), in any such case, all of the then unvested Company Stock Options held by such holder shall become fully vested upon such termination and exercisable, in the case of a termination not for Cause or for Good Reason, for a period of thirty days following such termination and, in the case of a termination on account of death or disability, for a period of one year following such termination, and (4) except as expressly set forth in this Section 2.3(a), from and after the Effective Time, each Company Stock Option shall remain subject to the terms and conditions (including, subject to the prior clause (3), the vesting terms) applicable thereto immediately prior to the Effective Time. From and after the Effective Time, (i) the number of Parent Ordinary Shares purchasable upon exercise of each outstanding Europe Company Stock Option shall be equal to the product obtained by multiplying (x) the number of Shares that were purchasable under that Europe Company Stock Option immediately prior to the Effective Time by (y) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest whole number of Parent Ordinary Shares, and
(ii) the exercise price per Parent Ordinary Share under each Europe Company Stock Option shall be equal to the quotient obtained by dividing (x) the exercise price per Share of each Europe Company Stock Option immediately prior to the Effective Time by (y) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest cent. From and after the Effective Time, (i) the number of Parent Depository Shares purchasable upon exercise of each outstanding Non-Europe Company Stock Option shall be equal to the product obtained by multiplying (x) the number of Shares that were purchasable upon exercise of that Non-Europe Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest whole number of Parent Depository Shares, and (ii) the exercise price per Parent Depository Share under each Non-Europe Company Stock Option shall be obtained by dividing (x) the exercise price per Share of each Non-Europe Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest cent. Notwithstanding the foregoing, each Company Stock Option intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and each Company Stock Option required by law of any applicable jurisdiction to be adjusted in a manner other than as set forth above, shall be adjusted as required by the applicable law. For the purposes of this Agreement, "Europe" means only the following countries or regions: Austria, Belgium, Denmark, Eire Island, Finland, France, Germany, Greece, Italy, Luxemburg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. For purposes of this Section 2.3, the term "Cause" shall mean (i) the willful misappropriation of the funds or property of the Surviving Corporation or any of its affiliates; (ii) conviction in a court of law for, or the entering of a plea of guilty or no contest to, a felony or any crime involving moral turpitude, fraud, dishonesty or theft; and (iii) the commission of any willful misconduct which is demonstrably injurious to the reputation, business or business relationships of the Surviving Corporation or any of its affiliates. For purposes of this Section 2.3, the term "Good Reason" shall mean (i) a reduction in the employee's base salary as in effect immediately prior to the date of this Agreement, (ii) a significant diminution to the employee's position or significant decrease in the employee's duties from his or her position and duties in effect immediately after the Effective Time, in each case without the employee's prior written consent, or (iii) a change in the employee's principal work location, if the employee's principal work location immediately after the Effective Time is in Manhattan, New York City, to outside Manhattan, New York City, or, if the employee's principal work location immediately after the Effective Time is outside Manhattan, New York City, to outside of the city of the employee's principal work location, in each case without the employee's prior written consent. For purposes of this Section 2.3, the term "Disability" shall mean (i) the term "Disability" as used in the Surviving Corporation's long-term disability plan, if any, or (ii) a physical or mental infirmity which impairs the employee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days as determined by the Surviving Corporation.

                  (b) Parent shall have available after the Effective Time the number of Parent Depository Shares and Parent Ordinary Shares required to satisfy upon exercise of Company Stock Options outstanding immediately after the Effective Time in accordance with Section 2.3(a) or issuable under the SMIPs in accordance with Section 2.3(d). Parent shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act prior to the Effective Time so that Parent shall have available from and after the Effective Time the number of Parent Depository Shares and Parent Ordinary Shares issuable upon the exercise of Non-Europe Company Stock Options as provided in Section 2.3(a) or issuable to a Stock Participant who is not a European Person in accordance with Section 2.3(d), and shall use reasonable best efforts to (i) cause such registration statement or post-effective amendment to become effective and comply, to the extent applicable, with state securities or "blue sky" laws with respect thereto, at the Effective Time, and (ii) maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as those options remain outstanding. In addition, Parent shall use its reasonable best efforts to do all such things as are required under applicable laws and regulations for the Parent Ordinary Shares issuable upon exercise of Company Stock Options or under the SMIPs to be admitted to the official list (the "Official List") maintained by the U.K. Listing Authority (the "UKLA") and to trading on the London Stock Exchange plc (the "LSE").

                  (c) Notwithstanding anything to the contrary contained in this Agreement, at the Effective Time, each issued and outstanding Share subject to vesting or other lapse restrictions pursuant to the Company Stock Plans immediately prior to the Effective Time ("Restricted Shares") shall be converted into the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration in accordance with this Article II; provided, however, that,
(i) all Parent Ordinary Shares or Parent Depository Shares issuable upon conversion of a Restricted Share shall be subject to the same terms (including vesting terms) as applicable to the Restricted Share in respect of which they are issued and (ii) all cash amounts (including any cash in lieu of fractional Parent Ordinary Shares or Parent Depository Shares to be paid pursuant to
Section 2.6(k)) payable upon conversion of a Restricted Share shall be subject to the same terms (including vesting terms) as applicable to the Restricted Share in respect of which they are payable and shall be paid to the holder thereof, at such time as such applicable vesting or other restrictions lapse, together with simple annual interest on such cash amount accruing from the Effective Time until such lapse at a rate of two percent per annum; provided further, however, that, if the employment of a holder of a Restricted Share is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause or the holder terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason, in either case, all of the Parent Ordinary Shares, Parent Depositary Shares, and/or cash payable in respect of converted Restricted Shares then held by such holder shall become fully vested and, in the case of cash (including interest), be paid out, upon such termination. Holders of Restricted Shares shall be entitled to make a Cash Election (or receive a Form of Election) with respect to such Shares. The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the applicable Company Stock Plans to implement the foregoing with respect to the Restricted Shares.

                  (d) The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the Company's 1998 Senior Management Incentive Plan or 2003 Senior Management Incentive Plan (together, the "SMIPs") so that, at the Effective Time, (i) the Stock Accumulated Account of each Stock Participant (both as defined in the applicable
SMIP) shall be adjusted so that (x) the Stock Accumulated Account of each Stock Participant that is a European Person shall have allocated or credited to it that number of Parent Ordinary Shares that is equal to (A) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)) multiplied by (B) the number of Shares allocated or credited to the Stock Accumulated Account of such Stock Participant immediately prior to the Effective Time (and, with respect to such Stock Participant, for the period from and after the Effective Time, all references to "Stock" in the applicable SMIP shall be deemed to refer to Parent Ordinary Shares and all references to the Company in the applicable SMIP shall be deemed to refer to Parent), (y) the Stock Accumulated Account of each Stock Participant that is not a European Person shall have allocated or credited to it that number of Parent Depository Shares equal to the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)) multiplied by the number of Shares allocated or credited to the Stock Accumulated Account of such Stock Participant immediately prior to the Effective Time (and, with respect to such Stock Participant, for the period from and after the Effective Time, all references to "Stock" in the applicable SMIP shall be deemed to refer to Parent Depository Shares and all references to the Company in the applicable SMIP shall be deemed to refer to Parent), (ii) if the employment of a Participant (as defined in the applicable SMIP) is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause or the Participant terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason, in either case, the Contingent Account of the Participant shall become a Vested Account (both as defined in the applicable SMIP) upon such termination and (iii) except as expressly set forth in this Section 2.3(d), from and after the Effective Time, the SMIPs shall remain subject to the terms and conditions (including, subject to the prior clause (ii), the vesting terms) applicable thereto immediately prior to the Effective Time.

                  (e) For the avoidance of doubt, the parties hereto acknowledge and agree that, except as expressly provided in this Section 2.3, none of the execution of this Agreement, the performance by the parties of their obligations hereunder, or the consummation of the Merger and the other transactions contemplated hereby and thereby shall give rise to (i) accelerated vesting or exercisability of any Company Stock Options, (ii) vesting of any Restricted Shares, (iii) vesting of, or payments to participants from, account balances under the SMIP or (iv) vesting of account balances in the Company's Employee Stock Ownership Plan.

                  SECTION 2.4 Convertible Debentures. Pursuant to Section 11.11 of the Indenture, dated as of October 28, 2003 (the "Indenture"), between the Company and American Stock Transfer & Trust Company, as Trustee, relating to the Company's 5.0% Contingent Convertible Subordinated Debentures Due 2033 (the "Convertible Debentures"), prior to the Effective Time, Parent shall take such action as required under such section to establish the right of the holders of the Convertible Debentures to convert each Convertible Debenture after the Effective Time, to the extent otherwise convertible pursuant to the terms of the Indenture, into the amount and type of Merger Consideration paid or issued pursuant to the Merger in respect of such number of Non-Electing Shares that is equal to the number of Common Shares into which such Convertible Debenture would have been convertible absent consummation of the Merger. As soon as practicable after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, deliver to the holders of the Convertible Debentures appropriate notices setting forth such holders' rights pursuant to the Indenture with respect thereto to the extent required by the terms thereof and any other notices required by the terms of the Indenture as a result of the transactions contemplated hereby, and shall comply with the terms of the Indenture with respect to the making of an offer to purchase Convertible Debentures from the holders thereof as a result of the transactions contemplated hereby, if required by the terms of the Indenture.

                  SECTION 2.5 Dissenting Shares.

                  (a) Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder's rights under Section 262 of the DGCL, such stockholder's Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration payable or issuable in respect of Non-Electing Shares without any interest thereon.

                  (b) The Company shall give Parent (i) prompt notice of any notice received by the Company of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters' rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of dissenters' rights or offer to settle or settle any such rights.

                  SECTION 2.6 Surrender of Shares.

                  (a) Following the date of this Agreement and in any event not less than three business days prior to the mailing of the Company Proxy Statement to the stockholders of the Company, Parent shall select a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the "Exchange Agent") for the purpose of exchanging Certificates or Shares represented by book-entry ("Book-Entry Shares"), for Parent ADRs, certificates representing Parent Ordinary Shares ("Parent Ordinary Share Certificates"), as applicable, and/or cash consideration (including cash payable in lieu of fractional interests in Parent Depository Shares or Parent Ordinary Shares, as applicable, in accordance with Section 2.6(k)).

                  (b) The Exchange Agent shall act as the agent for each holder of Shares to receive the Merger Consideration to which such holder shall become entitled to receive with respect to such holder's Shares pursuant to this
Article II.

                  (c) Parent shall deposit, or cause the Depository to deposit, with the Exchange Agent, from time to time, (i) that number of Parent ADRs and Parent Ordinary Share Certificates, as applicable, in any denominations as the Exchange Agent shall specify and (ii) cash, in each case as are issuable or payable, respectively, pursuant to this Article II in respect of Shares for which Certificates or Book-Entry Shares have been properly delivered to the Exchange Agent.

                  (d) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of Non-Electing Shares (these holders, "Non-Electing Holders"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such holder representing such Non-Electing Shares shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Shares, for payment of the Merger Consideration therefor.

                  (e) Each stockholder who properly made and did not revoke a Cash Election or Stock Election shall be entitled to receive in exchange for such stockholder's Electing Shares, and upon surrender by a Non-Electing Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Non-Electing Holder shall be entitled to receive in exchange therefor, (i) the number of whole Parent Depository Shares (or Parent Ordinary Shares, as applicable), if any, into which such holder's Shares represented by such holder's properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.6(l)) equal to
(A) the amount of cash (including the Per Share Cash Consideration and cash in lieu of fractional interests in Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be paid pursuant to Section 2.6(k)), if any, into which such holder's Shares represented by such holder's properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, plus (B) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.6(i).

                  (f) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment or issuance of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or issuance shall have paid to the Exchange Agent any transfer and other taxes required by reason of the payment or issuance of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until so surrendered, each Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II.

                  (g) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                  (h) Any Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be issued and any cash to be paid in respect of Shares (including any cash in lieu of fractional interests in Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be paid pursuant to Section 2.6(k), plus any cash dividend or other distribution that a former holder of Shares has the right to receive pursuant to Section 2.6(i)) pursuant to this
Article II, that remains unclaimed by any former holder of Shares nine months after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by Parent) or shall be delivered to Parent (and/or to the Depository upon the instruction of Parent and held by the Depository subject to the instruction of Parent in an account or accounts designated for this purpose). Parent shall not be liable to any former holder of Shares for any securities properly delivered or any amount properly paid by the Depository, the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Shares has not been surrendered prior to two years after the Effective Time (or immediately prior to an earlier date on which the Merger Consideration in respect of the Certificate or Book-Entry Shares would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.5(b)), any cash, share dividends and distributions otherwise payable in respect of the Certificate or Book-Entry Shares shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                  (i) No dividends or other distributions with respect to Parent Depository Shares (or Parent Ordinary Shares, as applicable), issuable with respect to the Shares shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until those Certificates or Book-Entry Shares are surrendered as provided in this Article II. Upon surrender, there shall be issued and/or paid to the holder of the Parent Depository Shares (or Parent Ordinary Shares, as applicable), issued in exchange therefor, without interest,
(A) at the time of surrender, the dividends or other distributions payable with respect to those Parent Depository Shares (or

Parent Ordinary Shares, as applicable) with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those Parent Depository Shares (and Parent Ordinary Shares, as applicable) with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

                  (j) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by the Certificate pursuant to this Article II.

                  (k) Each holder of Shares otherwise entitled to receive a fractional interest in a Parent Depository Share or Parent Ordinary Share, as applicable, pursuant to the terms of this Article II, shall be entitled to receive, in accordance with the provisions of this Section 2.6(k), a cash payment (without interest) in lieu of that fractional interest in a Parent Depository Share (or Parent Ordinary Share, as applicable) determined by multiplying the fractional interest to which such holder would otherwise be entitled by (x) in the case of a fractional interest in a Parent Ordinary Share, the closing price for a Parent Ordinary Share as reported on the Daily Official List of the LSE on the first trading day following the date on which the Effective Time occurs and (y) in the case of a fractional interest in a Parent Depository Share, the amount determined pursuant to clause (x) multiplied by 5. Any cash payment in lieu of a fractional interest shall be made in U.S. dollars, in the case of a Parent Depository Share, and U.K. pounds sterling, in the case of a Parent Ordinary Share.

                  (l) Notwithstanding anything in this Agreement to the contrary, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement any amounts as may be required to be deducted and withheld with respect to the making of this payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any former holder of Shares, sold this consideration for an amount of cash equal to the fair market value of the consideration at the time of the deemed sale and paid these cash proceeds to the appropriate taxing authority.

                  (m) The Exchange Agent shall invest any cash deposited with the Exchange Agent by Parent (or caused to be deposited by Parent), as directed by Parent, provided that no such investment or losses thereon shall affect the Per Share Cash Consideration payable to holders of Shares entitled to receive such consideration or cash in lieu of fractional interests, as provided in
Section 2.6(k), and Parent shall promptly provide additional funds to the Exchange Agent for the benefit of holders of Shares entitled to receive such consideration in the amount of any such losses. Any interest or income produced by such investments shall be payable to the Surviving Corporation or Parent, as Parent directs.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth on the corresponding section of the Company Disclosure Schedule delivered by the Company to the Parent and Merger Sub prior to the execution of this Agreement (the "Company Disclosure Schedule") and except as disclosed in the Company SEC Reports (as defined in Section 3.7(a)) filed or furnished prior to the date of this Agreement (but excluding the disclosures in "Risks Relating to Our Business" and "Forward-Looking Statements" sections of any such Company SEC Report):

                  SECTION 3.1 Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (as defined below) and (y) would not reasonably be expected to prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement. The Company and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, leased or operated by it or the conduct of its business or the nature of its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing which, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement. "Company Material Adverse Effect" means any change, event or effect that has been or would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than any change, event or effect resulting from (i) changes in general economic conditions (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry), (ii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, or reduction in, client business due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants contained herein,
(iii) changes in general conditions in the advertising industry (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry), (iv) changes in any tax laws or regulations or applicable accounting regulations or principles (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry) or
(v) only with respect to the clients listed on Section 3.1 of the Company Disclosure Schedule, the impact of any change in client business publicly announced by the Company or such client prior to the date of this Agreement; provided that the exception set forth in clause (ii) shall not apply with respect to the representations and warranties set forth in Sections 3.4 and 3.5 or the absence of conflict or similar representations set forth in Section 3.10(j) or with respect to any failure by the Company or any of its subsidiaries to take any action prohibited by Section 5.1 for which the consent of Parent is properly withheld).

                  SECTION 3.2 Certificate of Incorporation and By-laws. The Company has heretofore furnished or otherwise made available to Parent a true, complete and correct copy of the restated certificate of incorporation (the "Certificate of Incorporation") and the by-laws (the "By-Laws") of the Company, in each case as currently in effect. The Certificate of Incorporation and By-Laws of the Company, as so made available, are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any provisions of its Certificate of Incorporation or By-Laws in any material respect.

                  SECTION 3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 50,000,000 shares of Common Stock, (ii) 10,000,000 shares of Class B Common Stock and (iii) 500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the close of business on September 1, 2004, (i) 1,162,631 shares of Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) 229,737 shares of Class B Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights, (iii) an aggregate of 315,709 shares of Common Stock and 0 shares of Class B Common Stock were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the Company's 1994 Stock Incentive Plan, the SMIPs and Employee Stock Ownership Plan (the "Company Stock Plans"), an aggregate of 156,055 shares of Common Stock were reserved for issuance upon, or otherwise deliverable in connection with, the conversion of the Convertible Debentures and no other Shares are reserved for issuance by the Company, (iv) no shares of Preferred Stock were outstanding or reserved for issuance. As of the date of this Agreement, the Company had outstanding Company Stock Options to purchase 112,417 Common Shares and 0 Class B Shares, with a weighted average exercise price of $347.82, and a total of 7365.33 Common Shares are allocated or credited to accounts of Stock Participants under the SMIPs. From the close of business on September 1, 2004 until the date of this Agreement, no shares of Company Common Stock or Preferred Stock have been issued except for Common Shares issued pursuant to the exercise of Company Stock Options, the conversion of Convertible Debentures or the conversion of Class B Shares. Except as set forth above, there are no outstanding options, warrants or other outstanding rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock or voting securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for any shares of capital stock or voting securities of the Company.

                  (b) Except as set forth in Section 3.3(a), there are no preemptive rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock or voting securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from the Company or its subsidiaries, any shares of capital stock or voting securities of the Company. Except as set forth above, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the stockholders of the Company on any matter. As of the date of this Agreement, each such Company Stock Option has the exercise price, is subject to the vesting schedule, has an exercise period, and is held by the holder set forth with respect thereto, as set forth in Section 3.3 of the Company Disclosure Schedule. As of the date of this Agreement, each outstanding Restricted Share is subject to the vesting schedule and held by the holder set forth with respect thereto in Section 3.3 of the Company Disclosure Schedule.
Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (x) each participant in a SMIP, identifying the applicable SMIP, the amount of cash and/or number of Common Shares, if any, allocated or credited to such participant's Contingent Account or Vested Account (both as defined in the applicable SMIP), as applicable, and the Allocation Amount (as defined in the applicable SMIP) for such participant for each uncompleted Plan Year (as defined in the applicable SMIP).

                  As used herein, the term "Significant Subsidiary" shall mean any subsidiary listed on Section 3.3(b) of the Company Disclosure Schedule. The aggregate annual revenues of the Significant Subsidiaries of the Company for the year ended December 31, 2003 represented at least 75% of the consolidated annual revenues of the Company for the year ended December 31, 2003.

                  (c) Each of the outstanding shares of capital stock, other ownership interests and other voting securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares, other ownership interests and voting securities are owned by the Company or another wholly-owned subsidiary of the Company, in each case, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where any such failure to own any such shares, ownership interests or voting securities free and clear, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, call, commitments or rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock, other ownership interests or voting securities of any Significant Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from the Company or any of its subsidiaries, any shares of capital stock, other ownership interests or voting securities in any Significant Subsidiary of the Company, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.4 Authority. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Employment Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the

Employment Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Employment Agreement, to perform its obligations hereunder or thereunder or to consummate the transactions contemplated hereby and thereby (other than adoption of this Agreement by (i) the holders of not less than two-thirds in voting power of the outstanding Shares and (ii) the holders of not less than two-thirds of the outstanding Shares (the "Merger Requisite Votes"), and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). Each of this Agreement and the Employment Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing. The Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, (A) approved this Agreement and the Employment Agreement, the Merger, and the other transactions contemplated hereby and thereby, (B) declared the advisability of this Agreement, and (C) subject to
Section 6.1(b), recommended that the Company's stockholders vote in favor of the adoption of this Agreement at the Stockholders Meeting. The only votes of the stockholders of the Company required to adopt this Agreement and approve the transactions contemplated hereby are the Merger Requisite Votes.

                  (b) As of September 1, 2004, to the knowledge of the Company, the adoption of this Agreement by the holders of not less than two thirds of the outstanding Shares will constitute adoption of this Agreement by the holders of a majority of the outstanding Shares, excluding Shares beneficially owned by directors, officers or employees of the Company.

                  SECTION 3.5 No Conflict; Required Filings and Consents.

                  (a) The execution, delivery and performance of this Agreement and the Employment Agreement by the Company do not and will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate the certificate of incorporation, by-laws or comparable constituent documents of the subsidiaries of the Company, (iii) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (i) through (vii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound, or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation ("Contracts") to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence that, individually or in the aggregate, would not, and would not reasonably be expected to, (x) have a Company Material Adverse Effect or (y) prevent, materially delay or materially impede the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement and the Employment Agreement by the Company and the consummation of the transactions contemplated hereby and thereby by the Company, do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body (each, a "Governmental Entity"), except for (i) applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations promulgated thereunder, and state securities, takeover and "blue sky" laws, (ii) the applicable requirements of the Nasdaq, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the filing with the European Commission of a merger notification in accordance with Council Regulation (EC) 139/2004, the E.C. Merger Regulation (the "ECMR"), (v) the applicable requirements of the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to Article 9 of the ECMR, (vi) the applicable requirements of antitrust, competition or other similar laws, rules, regulations and judicial doctrines of jurisdictions other than the United States and the European Union or of investment laws relating to foreign ownership (collectively, "Foreign Antitrust Laws") and (vii) any such consent, approval, authorization, declaration, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to, (A) prevent, materially delay or materially impede the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement and the Employment Agreement or (B) have a Company Material Adverse Effect.

                  SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in violation of, or has violated, any law, rule, regulation, order, judgment or decree to which the Company or any of its subsidiaries is subject or by which its or any of their respective properties are bound, except for any such violation which would not have, or reasonably be expected to have, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises ("Licenses") from Governmental Entities required to conduct their respective businesses as now being conducted and all such Licenses are valid and in full force and effect, except for any such Licenses the failure of which to have or to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.7 SEC Filings; Financial Statements.

                  (a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2002 (all such forms, reports, statements, certificates and other documents filed by the Company with the SEC since January 1, 2002, whether or not required to be filed, collectively, the "Company SEC Reports"). Each of the Company SEC Reports, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company SEC Reports, when filed as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC with respect to any of the Company SEC Reports.

                  (b) Each of the consolidated financial statements of the Company and its subsidiaries (including the related notes and schedules) included in the Company SEC Reports have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Each of the consolidated balance sheets of the Company and its subsidiaries included in the Company SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and each of the related consolidated statements of operations, cash flows and changes in stockholders' equity included in the Company SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of the Company and its subsidiaries for the periods indicated (subject, in the case of unaudited statements, to normal period-end adjustments).

                  (c) The Company has (x) designed and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (y) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. A summary of any of those disclosures made by management to the Company's auditors and audit committee has been made available to Parent.

                  SECTION 3.8 Absence of Certain Changes or Events. From December 31, 2003 (and with respect to periods after the date of this Agreement, except as expressly contemplated hereby), the Company and its subsidiaries have, in all material respects, conducted their businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of these businesses. From December 31, 2003, there has not been (i) any change in the business, financial condition, or results of operations of the Company and its subsidiaries except those changes that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company's capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, except for
(x) regular quarterly cash dividends of no more than $1.00 per Share and (y) interest payments in respect of the Convertible Debentures in accordance with their terms; (iii) any redemption, repurchase or other acquisition of any shares of capital stock or ownership interests of the Company of any of its subsidiaries or any securities convertible, exchangeable or exercisable for or into shares of capital stock or ownership interests of the Company or any of its subsidiaries other than acquisitions of Restricted Shares at their applicable original cost, pursuant to the terms of any Company Stock Plan or any employment agreement listed in Section 3.10(a) of the Disclosure Schedule, or (iv) any material change by the Company in its accounting principles, practices or methods except as required by changes in U.S. generally accepted accounting principles. Between December 31, 2003 and the date of this Agreement, there has been no corporate directive or authorization from the Company to increase compensation payable or which could become payable to any employees of the Company that has been made as a result of or in contemplation of a change of control of the Company or its subsidiaries, and between December 31, 2003 and the date of this Agreement, there have not been any material alterations or changes in overall compensation and benefit practices and plans of the Company or its subsidiaries.

                  SECTION 3.9 Absence of Litigation.

                  There are no civil, criminal or administrative actions, suits, claims, hearings, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, any of the executive officers of the Company, except, in each case, for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement. There are no formal or informal SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations or material whistle-blower complaints pending or, to the knowledge of the Company with respect to SEC or other governmental inquiries or investigations, threatened, in each case regarding any accounting or disclosure practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

                  SECTION 3.10 Employee Benefit Plans.

                  (a) Except as set forth herein, Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of each material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding any plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA), and each other material director and employee plan, program, policy, agreement or arrangement, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, vacation or sick pay policy, fringe benefit plan, and compensation including those providing for bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, severance or change-in-control benefits and post-employment or retirement benefits, employment agreement or other employee benefits of any kind, whether funded or unfunded, contributed to, sponsored or maintained by the Company or any of its United States or United Kingdom subsidiaries or any of its Germany subsidiaries (but only with respect to pension plans that are sponsored by the Company or any of its subsidiaries that are maintained in Germany ("Germany Pension Plans")), in each case under which the Company or any of its subsidiaries has any liability, contingent or otherwise, for the benefit of any current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any of its subsidiaries (collectively, the "Company Employees") and which covers any Company Employee employed or providing services or formerly employed or providing services in the United States, the United Kingdom or Germany to the Company or any of its subsidiaries (such plans, programs, policies, agreements and arrangements, collectively, "Company Plans"). For purposes of this Agreement, the term "Foreign Benefit Plan" shall refer to each material plan, program or agreement contributed to, sponsored or maintained by the Company or any of its subsidiaries that is maintained outside of the United States and the United Kingdom (other than Germany Pension Plans), or that covers primarily employees residing or working outside the United States and the United Kingdom (other than Germany Pension Plans), and which would have been treated as a Company Plan had it been a material United States or United Kingdom plan, program or agreement. The Company shall use its reasonable best efforts to make available to Parent, within thirty (30) days following the date of this Agreement, a list and copies of Foreign Benefit Plans as well as any Company Plans not previously provided or made available to Parent.

                  (b) With respect to each Company Plan not described in the last sentence of Section 3.10(a), the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, including insurance coverage and self-insured arrangements, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS"), (iii) any summary plan description and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

                  (c) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan has been established and administered in accordance with its terms, including making all required contributions, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations and where applicable to a Company Plan, the Company, its subsidiaries and its ERISA affiliates (as defined below) have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each Company Plan. For purposes of this Agreement, "ERISA affiliate" means, with respect to the Company or Parent, as applicable, each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or Parent, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or Parent, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company or Parent, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

                  (d) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any of its subsidiaries nor any ERISA affiliate (i) is a party to any collective bargaining agreement, (ii) has any liability to any multiemployer plan (within the meaning of ERISA sections 3(37) or 4001(a)(3)) and (iii) has at any time sponsored, contributed to, or had any liability or obligation in respect of, any multiemployer plan.

                  (e) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

                  (f) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company, any of its subsidiaries nor any ERISA affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and (ii) to the knowledge of the Company, no condition exists that presents a risk to the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                  (g) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the six-year period preceding the execution of this Agreement and has received a determination letter to that effect from the Internal Revenue Service and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which could reasonably be expected to materially adversely affect qualification or exemption.

                  (h) Except as have not had, and would not have reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Foreign Benefit Plans (i) have been maintained in accordance with all applicable requirements; (ii) if they are intended to qualify for special tax treatment, meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are appropriately funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

                  (i) Any United States Company Plan listed on Schedule 3.10(a) that provides post-retirement medical benefits is marked with an asterisk.

                  (j) The execution, delivery of and performance by the Company of its obligations under and the consummation of the transactions contemplated by this Agreement will not (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan or any trust or loan related to any of those plans or agreements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, (ii) to the knowledge of the Company, constitute an event under any Foreign Benefit Plan or any trust or loan related to any of those plans that will or may result in payments (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distributions, increases in benefits or obligations to fund benefits with respect to any Company Employee that would be, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, or (iii) result in the triggering or imposition of (x) any restrictions or limitations on the right of the Company or any of its subsidiaries to amend or terminate any Company Plan, or (y) result in "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no commitment covering any Company Employee that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 162(m) of the Code.

                  (k) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or, to the knowledge of the Company, any of its subsidiaries or any of its ERISA affiliates relating to, or change in employee participation or coverage under, any Company Plan which would increase the expense to the Company and its Subsidiaries of maintaining the plan or agreement above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 2003, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (l) The Company has not granted any Company Stock Options or Restricted Shares under any Company Stock Plan to any person who was not a Common Law Employee or director of the Company or a subsidiary of the Company or a director of the Company as of the date of grant. "Common Law Employee" shall mean any individual considered an employee of the Company under applicable law and shall exclude, without limitation, any contractors or self-employed consultants engaged by the Company.

                  SECTION 3.11 Labor and Employment Matters.

                  (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its subsidiaries (i) is in compliance with all applicable laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

                  (b) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries.

                  SECTION 3.12 Insurance.

                  All material insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither the Company nor any of its subsidiaries is in material breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of any of the Insurance Policies.

                  SECTION 3.13 Properties.

                  (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all material real property owned by the Company and its subsidiaries.

                  (b) Section 3.13(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each lease, sublease, license or other occupancy agreement that involves an obligation with respect to 50,000 or more square feet in area relating to real property and to which the Company or any of its subsidiaries is a party or pursuant to which the Company or any of its subsidiaries uses or occupies real property (the "Leases"). None of the Company or any of its subsidiaries is a party to or obligated under any lease, sublease, license or other occupancy agreement, other than the Leases, involving annual base rent in excess of $2,000,000. The Company or one of its subsidiaries, as the case may be, which is the lessee thereof enjoys peaceful and undisturbed possession under all Leases, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.14 Tax Matters.

                  (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its subsidiaries has timely filed, or will timely file, with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed by, or with respect to, it on or prior to the Closing Date in the manner provided by law. Such Tax Returns were, and in the case of Tax Returns to be filed, will be complete and accurate in all material respects.

                  (b) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Taxes (as defined below) due and payable (without regard to whether those Taxes have been assessed) on the Tax Returns of the Company or any of its subsidiaries have been paid or adequate reserves have been established for the satisfaction of those Taxes.

                  (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material federal, state, local or foreign income or other Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries.

                  (d) Neither the Company nor any of its subsidiaries (i) is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has an obligation to indemnify any party (other than the Company or one of its subsidiaries) with respect to Taxes or (ii) is or has ever been a member of an affiliated group filing a consolidated return (other than a group the common parent of which was the Company).

                  (e) No deficiency with respect to Taxes has been proposed or threatened in writing, asserted or assessed against the Company or any of its subsidiaries, except to the extent any such deficiency would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

                  (g) No material audit or examination or refund litigation with respect to any Tax Return is pending as of the date of this Agreement.

                  (h) No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (i) Neither the Company nor any subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code. Neither the Company nor any of its subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and Parent is not required to withhold tax on the purchase of the Company by reason of Section 1445 of the Code.

                  (j) Neither the Company nor any subsidiary of the Company has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its subsidiaries.

                  (k) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any of its subsidiaries.

                  For purposes of this Agreement, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. For purposes of this Agreement, "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

                  SECTION 3.15 Opinions of Financial Advisors. Each of Goldman, Sachs & Co. and JPMorgan Securities Inc. (the "Financial Advisors") has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

                  SECTION 3.16 Brokers. No broker, finder or investment banker (other than the Financial Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has disclosed to Parent all material terms of the engagement of each of the Financial Advisors.

                  SECTION 3.17 Takeover Statutes; Rights Plans. The Board of Directors of the Company has approved, for purposes of Section 203 of the DGCL, this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby and, assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.13, neither any "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company nor the restrictions set forth in Section 203 of the DGCL (each a "Takeover Statute") are applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated hereby or thereby. The Company does not have any stockholder rights plan in effect.

                  SECTION 3.18 Intellectual Property. Schedule 3.18 sets forth a true and complete list, as of the date of this Agreement, of all patents, patent applications, trademark registrations, trademark applications and copyright registrations owned by Company. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its subsidiaries own or have a valid right to use all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature, including all intellectual property set forth in
Section 3.18 of the Company Disclosure Schedule ("Intellectual Property") as are necessary for their businesses as currently conducted; (b) to the knowledge of the Company, such Intellectual Property does not infringe the Intellectual Property of any third party and is not being infringed by any third party; (c) the Company and each of its subsidiaries make reasonable efforts to protect and maintain their Intellectual Property; and (d) the Company is not a party to any claim, suit or other action, and, to the knowledge of the

Company, no claim, suit or other action is threatened, that challenges the validity, enforceability, ownership, or right to use, sell or license the Intellectual Property.

                  SECTION 3.19 Environmental Matters.

                  (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse
Effect: (i) the Company and each of its subsidiaries comply with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) required under such laws to operate as it presently operates; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by the Company or any of its subsidiaries, under circumstances that are reasonably likely to require notification, investigation or cleanup or to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location, except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its subsidiaries has received any written claim, notice or complaint, or been subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities or obligations arising from Materials of Environmental Concern or pursuant to Environmental Laws, and no such matter has been threatened to the knowledge of the Company; and (v) there is no written report of any environmental, health or safety investigation, study, audit, test, review of other analysis conducted in relation to any operations or properties of the Company or any of its subsidiaries or any other operations or properties or facilities now or previously owned or leased by the Company or its subsidiaries, in the possession of or under the control of the Company, which has not been made available to Parent and which identifies a violation of Environmental Laws or releases of Materials of Environmental Concern for which the Company or any of its subsidiaries is liable.

                  (b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.19 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

                  (c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

                           (i) "Environmental Laws" shall mean all foreign,
Federal, state, or local statutes, regulations, ordinances, codes, decrees, orders, judgments or requirements, including without limitation common law, relating to: (A) protection, preservation or cleanup of the environment or natural resources, (B) Materials of Environmental Concern or (C) health and safety matters, in each case, in effect as of the date of this Agreement.

                           (ii) "Environmental Permits" shall mean all permits,
licenses, registrations, and other authorizations required under applicable Environmental Laws.

                           (iii) "Materials of Environmental Concern" shall mean
any hazardous, acutely hazardous, toxic or deleterious substance, waste, pollutant or agent, including without limitation petroleum or any fraction thereof, asbestos-containing materials and polychlorinated biphenyls or any substance identified as hazardous by or subject to regulation or liability under the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

                  SECTION 3.20 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with U.S. generally accepted accounting principles except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 2003 (including the notes thereto), (ii) as incurred pursuant to the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2003 in the ordinary course of business consistent with past practice, (iv) as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (v) as have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

                  SECTION 3.21 Contracts.

                  (a) None of the Company nor any of its subsidiaries is a party to or bound by any: (i) Contract that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (ii) material Contract with respect to partnerships, joint ventures, strategic alliances, acquisitions or dispositions containing covenants of the Company or any of its subsidiaries not to compete in any line of business, industry or geographical area which line of business, industry or geographical area is material to the Company and its subsidiaries taken as a whole; (iii) Contract which creates a partnership or joint venture or similar arrangement with respect to any material business of the Company and its subsidiaries taken as a whole; (iv) Contract that, individually or in the aggregate, would or would reasonably be expected to prevent, materially delay or materially impede the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement; or (v) any collective bargaining agreement. Each such Contract described in clauses (i)-(v) is referred to herein as a "Material Contract".

                  (b) Section 3.21 of the Company Disclosure Schedule sets forth a schedule, as of the date of this Agreement, of all payments required to be made by the Company from and after the date hereof pursuant to obligations to acquire additional shares of subsidiaries of the Company or to complete earn-out, deferred purchase price or similar arrangements, specifying the amount or amounts payable in each year and the assumptions made to calculate such amount or amounts.

                  (c) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no default under any Material Contract either by the Company or any of its subsidiaries party thereto or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, in each case except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (d) Neither the Company nor any of its subsidiaries is party to any Contract (excluding client Contracts with clients that are not the Top Clients and client Contracts terminable in full (including the restrictions and limitations on conduct of business) upon 90 days or less notice by the Surviving Corporation or any of its subsidiaries without any liability to the Surviving Corporation or any of its subsidiaries resulting from such termination) that will restrict or limit, in any material respect, the ability of Parent or any of its subsidiaries to conduct, from and after the Closing, any of their respective businesses in any geographical area. "Top Clients" means the twenty largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, that are incorporated in the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 and the twenty largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, for the six months ended June 30, 2004, that are incorporated in the unaudited consolidated financial statements of the Company included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004.

                  SECTION 3.22 Continuity of Business. Section 3.22 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) the ten largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, that are incorporated in the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003, and (ii) the ten largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, for the six months ended June 30, 2004, that are incorporated in the unaudited consolidated financial statements of the Company included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004. To the knowledge of the Company, no client of the Company or any of its subsidiaries identified pursuant to the preceding sentence has advised the Company or any subsidiary orally or in writing since December 31, 2003 and on or prior to the date of this Agreement that it (x) is terminating or considering terminating substantially all its business handled by the Company and its subsidiaries or
(y) is planning to materially reduce its aggregate future spending with the Company and its subsidiaries.

                  SECTION 3.23 Tax Treatment. Neither the Company nor any of its subsidiaries has taken or agreed to take any action or failed to take any action, and to the knowledge of the Company, no other person has taken or failed to take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 7.2(d) and 7.3(c).

                  SECTION 3.24 Affiliate Transactions. Except as disclosed in the Company's annual report on Form 10K/A filed on April 29, 2004, there are no transactions, arrangements or contracts between the Company and its subsidiaries, on the one hand, and the Company's affiliates (other than subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC.

                  SECTION 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

                  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth on the corresponding section of the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and except as disclosed in the Parent Reports (as defined in Section 4.8(a)) filed or furnished to the SEC prior to the date of this Agreement (but excluding the disclosures in "Risk Factors" and "Forward-Looking Statements" sections of any such Parent Reports):

                  SECTION 4.1 Organization and Qualification; Subsidiaries. Parent and each of its subsidiaries, including Merger Sub, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below) and (y) would not be reasonably be expected to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. Parent and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, leased or operated by it or the conduct of its business or the nature or its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing which, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (y) would not be reasonably be expected to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever except as would not reasonably be expected to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. "Parent Material Adverse Effect" means any change, event or effect that has been or would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole, other than any change, event or effect resulting from (i) changes in general economic conditions (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry), (ii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, or reduction in, client business due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants contained herein (iii) changes in general conditions in the advertising industry (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry), (iv) changes in any tax laws or regulations or applicable accounting regulations or principles (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry) or (v) only with respect to the clients listed on Section 4.1 of the Parent Disclosure Schedule, the impact of any change in client business publicly announced by Parent or such client prior to the date of this Agreement; provided that the exception set forth in clause (ii) shall not apply with respect to the representations and warranties set froth in Section 4.5 or 4.14 or with respect to any failure by Parent or any of its subsidiaries to take any action prohibited by Section 5.2 for which the consent of the Company is properly withheld).

                  SECTION 4.2 Memorandum and Articles of Association; Deposit Agreement. Parent has heretofore furnished or otherwise made available to the Company a complete true, and correct copy of its memorandum and articles of association and the Deposit Agreement, in each case as currently in effect. These memorandum and articles of association and the Deposit Agreement, as so made available, are in full force and effect and no other organizational documents are applicable to or binding upon Parent. Parent is not in violation of any provisions of its memorandum and articles of association or the Deposit Agreement in any material respect.

                  SECTION 4.3 Capitalization. The authorized share capital stock of Parent is (pound)175,000,000 divided into 1,750,000,000 Parent Ordinary Shares. As of the close of business on September 10, 2004, the issued share capital of Parent consisted of 1,180,228,711 Parent Ordinary Shares. All of the outstanding Parent Ordinary Shares are, and all of the Parent Ordinary Shares to be issued pursuant to the Merger will be, when issued, duly authorized and validly issued and fully paid or credited as fully paid and the Parent Ordinary Shares and Parent Depository Shares to be issued pursuant to the Merger (or under Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or pursuant to the SMIPs in accordance with Section 2.3(d)) will be allotted free from all liens, charges and encumbrances and will rank pari passu in all respects with the outstanding Parent Ordinary Shares at the Effective Time or, as applicable, at the time of issue. As of the close of business on September 10, 2004, Parent has no Parent Ordinary Shares reserved for or otherwise subject to issuance, except (i) not more than 81,000,000 Parent Ordinary Shares subject to issuance pursuant to outstanding options to purchase Parent Ordinary Shares, (ii) 16,362,000 Parent Ordinary Shares issuable in the form of Parent Depository Shares upon conversion of 3% Convertible Subordinated Notes of Young & Rubicam Inc. due 2005, (iii) 41,860,465 Parent Ordinary Shares issuable upon conversion of the 2% Convertible Bonds of Parent due 2007, and (iv) a number of Parent Ordinary Shares with a value upon issuance equivalent to no more than $70 million, in the aggregate, which are issuable pursuant to "earn-out" provisions of acquisition and similar agreements previously entered by Parent and/or its subsidiaries. Except as set forth above, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the shareholders of Parent on any matter.

                  SECTION 4.4 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary action by the Boards of Directors of Parent and Merger Sub and, prior to the Effective Time, will be duly and validly authorized by all necessary action by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

                  SECTION 4.5 No Conflict; Required Filings and Consents.

                  (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, do not and will not (i) conflict with or violate Parent's memorandum or articles of association or the certificate of incorporation or by-laws of Merger Sub, (ii) conflict with or violate the memorandum or articles of association, certificate of incorporation, by-laws or other constituent documents of the subsidiaries of Parent, (iii) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (i) through (viii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which, individually or in the aggregate, would not, and would not reasonably be expected to, (x) have a Parent Material Adverse Effect or (y) prevent, materially delay or materially impede the ability of Parent or, Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the HSR Act and the rules and regulations promulgated thereunder, and state securities, takeover and "blue sky" laws, (ii) the applicable requirements of the UKLA, the LSE and the Nasdaq, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the filing with the European Commission of a merger notification in accordance with the ECMR, (v) the applicable requirements of the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to Article 9 of the ECMR, (vi) the applicable requirements of Foreign Antitrust Laws, (vii) the applicable requirements of Section 765 of Income and Corporation Tax Act 1988 and (viii) any such consent, approval, authorization, declaration, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to, (x) prevent, materially delay or materially impede Parent's or Merger Sub's ability to consummate the Merger or the other transactions contemplated by this Agreement or (y) have a Parent Material Adverse Effect.

                  SECTION 4.6 Absence of Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, any of the executive officers of Parent, except, in each case, for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and
(y) would not reasonably be expected to prevent, materially delay or materially impede Parent's ability to consummate the Merger or the other transactions contemplated by this Agreement. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede Parent's ability to consummate the Merger or the other transactions contemplated by this Agreement. There are no formal or informal governmental inquiries or investigations or internal investigations or material whistle-blower complaints pending or, to the knowledge of Parent with respect to governmental inquiries or investigations, threatened, in each case regarding any accounting or disclosure practices of Parent or any of its subsidiaries or any malfeasance by any executive officer of the Parent.

                  SECTION 4.7 Brokers. No broker, finder or investment banker (other than Merrill Lynch International and Morgan Stanley, whose fees and expenses shall be paid by

Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its subsidiaries.

                  SECTION 4.8 SEC Filings; Financial Statements.

                  (a) Parent has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC or UKLA since January 1, 2002 (all such forms, reports, statements, certificates and other documents filed by Parent with the SEC or UKLA since January 1, 2002, whether or not required to be filed, collectively, the "Parent Reports"). Each of the Parent Reports, as amended, complied as to form in all material respects with applicable statutory requirements and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent Reports, when filed as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC or UKLA with respect to any of the Parent Reports.

                  (b) Each of the consolidated financial statements of Parent and its subsidiaries (including the related notes and schedules) included in the Parent Reports have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") applied on a consistent basis through the periods involved except as may be indicated in the notes thereto. The related notes reconciling to U.S. generally accepted accounting principles the consolidated financial statements of Parent, or any portion thereof, as applicable, comply in all material respects with the requirements of the SEC applicable to this reconciliation. Each of the consolidated balance sheets of Parent and its subsidiaries included in the Parent Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and each of the related consolidated income statements, statements of cash flows and statements of shareowner funds included in the Parent Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of Parent and its subsidiaries for the periods indicated (subject, in the case of unaudited statements, to normal period-end adjustments).

                  (c) Parent has designed and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to the management of Parent by others within those entities, and (y) has disclosed, based on its most recent evaluation, to Parent's outside auditors and the audit committee of the Board of Directors of Parent (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect Parent's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

                  SECTION 4.9 Absence of Certain Changes or Events. From December 31, 2003, there has not been (i) any change in the business, financial condition or results of operations of Parent and its subsidiaries except those changes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect; or (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent's capital stock or any securities convertible, exchangeable or exercisable for or into share of its capital stock, except for regular cash dividends in the ordinary course.

                  SECTION 4.10 Tax Treatment. Neither Parent nor any of its subsidiaries has taken or agreed to take any action or failed to take any action, and to the knowledge of Parent no person has taken or failed to take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 7.2(d) and 7.3(c).

                  SECTION 4.11 Financing. Parent and Merger Sub will have available to them, at the Effective Time, immediately available funds (including pursuant to any existing credit facilities) necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses.

                  SECTION 4.12 Operations of Merger Sub. Prior to the Effective Time, Merger Sub will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

                  SECTION 4.13 Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or their respective affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Sub or their respective affiliates holds any rights to acquire any Shares, in each case except pursuant to this Agreement and the Voting Agreement.

                  SECTION 4.14 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby. None of Parent, Merger Sub or any of their affiliates is required to obtain the advice of any works council or workers council or similar body in connection with this Agreement, the Merger or the transactions contemplated hereby or the financing thereof.

                  SECTION 4.15 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with U.S. generally accepted accounting principles except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2003 (including the notes thereto), (ii) as incurred pursuant to the transactions contemplated by this Agreement, (iii) as incurred after December 31,

2003 in the ordinary course of business consistent with past practice, (iv) as would not have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (v) as have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

                  SECTION 4.16 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Company acknowledges that neither Parent, Merger Sub nor any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

                                   ARTICLE V

                           CONDUCT PENDING THE MERGER

                  SECTION 5.1 Conduct of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated by this Agreement or as required by applicable law, or unless Parent shall otherwise agree in writing, the business of the Company and its subsidiaries shall be conducted in its ordinary course and consistent with past practice and the Company shall use its reasonable best efforts to preserve intact its business organization, and to preserve its present relationships and goodwill with employees, clients, suppliers, creditors, lessors, business associates and other persons with which it has significant business relations. Between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as required by applicable law, or as set forth in the corresponding section of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws or any similar governing instruments;

                  (b) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including but not limited to stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for the issuance of Common Shares and Class B Shares issuable in accordance with the terms of outstanding Company Stock Options, the Convertible Debentures or Class B Common Stock, and grants to employees of the Company and its subsidiaries, other than those identified in Schedule 5.1(b) or any executive officer of the Company, of (i) options to purchase the equivalent of up to the number of Company Shares set forth in Section 5.1(b) of the Company Disclosure Schedule in the aggregate, as described below, or (ii) grants of an aggregate of up to the equivalent of the number of restricted Company Shares set forth in Section 5.1(b) of the Company Disclosure Schedule, as described below). The Company shall make such option or restricted stock grants by delivering a binding written commitment, which Parent hereby agrees to honor, that, as of the Effective Time, option or restricted stock grants, as the case may be, shall be made by Parent with respect to Parent Ordinary Shares or Parent Depository Shares (as applicable) equal to the number of Company Shares specified in the written commitment (subject to the maximums with respect to Company Shares set forth in Section 5.1 of the Company Disclosure Schedule), multiplied by the appropriate Exchange Ratio. The strike price of any such option shall be determined by reference to the fair market value of a Parent Ordinary Share or Parent Depository Share (as applicable) as of the Effective Time; provided that, to the extent a grant of such option as of the Effective Time would result in a violation of applicable law, such grant shall occur as soon as practicable thereafter;

                  (c) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other ownership interests or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, or any other ownership interests (except for (i) regular quarterly cash dividends on Company Common Stock of no more than $1.00 per Share, (ii) any dividend or distribution paid to the Company or a wholly-owned subsidiary of the Company or any other dividend or distribution required to be made by a subsidiary of the Company pursuant to the terms of the outstanding capital stock, ownership interests or securities of or stockholder agreements relating to, such subsidiary outstanding as of the date of this Agreement, or (iii) dividends or distributions on the Convertible Debentures in accordance with their terms);

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock or other ownership interests of the Company or any of its subsidiaries or any securities convertible, exchangeable or exercisable for or into any such shares of capital stock or other ownership interests, other than acquisitions of Restricted Shares at their applicable original cost pursuant to the terms of any Company Stock Plan or any employment agreement listed in Section 3.10(a) of the Company Disclosure Schedule, or engage in any internal reorganization or restructuring of the ownership structure of the subsidiaries, businesses and divisions of the Company and its subsidiaries);

                  (e) (i) purchase, lease or license from any person, or otherwise acquire (whether by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or equity or other ownership interests therein or any other assets other than (v) purchases, leases or licenses of assets not constituting a business or a material equity interest in a business in the ordinary course of business consistent with past practice, (w) purchases and acquisitions of businesses for consideration not exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate, (x) purchases and acquisitions of additional equity interests in subsidiaries of the Company and in entities the results of which were reflected on the Company's most recent audited financial statements under the equity method of accounting for consideration not exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate, (y) capital expenditures permitted by clause (viii) below or (z) leases of real property having a term not to exceed five years and under which the Company and its subsidiaries will not be required to make rental and/or other payments exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate in any year; (ii) sell, lease or license to any person, or otherwise dispose of (whether by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or equity or other ownership interests therein or any other assets other than dispositions of short-term money market or similar investments and sales, leases or licenses of fixed assets in the ordinary course of business consistent with past practice so long as the fixed assets subject to sale, lease or license do not have a fair market value greater than the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate; (iii) (x) incur or modify in any material respect the terms of (A) any indebtedness for borrowed money or (B) any other liability except in the ordinary course of business or
(y) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than to a wholly-owned subsidiary of the Company), provided that the Company and its subsidiaries may in the ordinary course of business consistent with past practice (I) make borrowings in an amount not to exceed the amount set forth in
Section 5.1(e) of the Company Disclosure Schedule in the aggregate under their existing credit facilities to fund working capital needs or (II) cause the issuance of letters of credit so long as all such letters of credit do not exceed the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate; (iv) other than in the ordinary course of business consistent with past practice, but subject to clause (v) below, enter into, amend in any material respect, terminate (including by failing to renew), cancel, materially extend, or request any material change in, or agree to any material change in, or waive, release or assign any material right or claim under, any Material Contract; (v) enter into, amend in any material respect, extend or replace any affiliation arrangement or any material Contract with respect to any joint venture or strategic alliance; (vi) amend, extend or replace any Contract or Contracts with any client under which the Company and its subsidiaries received aggregate prior year annual fees and commissions in excess of the amount set forth in Section 5.1(e) of the Company Disclosure Schedule under such Contract or Contracts, unless such Contract or Contracts as so amended, extended or replaced, does not contain terms that, in the aggregate, are materially less favorable to the Company or its subsidiaries than the Contract or Contracts being amended, extended or replaced; (vii) enter into any Contract or Contracts with any new client under which the Company and its subsidiaries expect to receive annual fees and commissions in excess of the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in any year under such Contract or Contracts, unless the Contract is on terms that are, in the aggregate, not materially less favorable to the Company or its subsidiaries than similar Contracts (in terms of scope of services being provided and annual fees and commissions expected to be received) previously entered into by the Company or its subsidiaries; or (viii) authorize or make any capital expenditures, other than for improvements of existing facilities and for the acquisition of information technology and except as provided in Section 5.1(e) of the Company Disclosure Schedule;

                  (f) increase the compensation or benefits of any of its directors, officers or employees (except as set forth in Section 5.1(f) of the Company Disclosure Schedule) or, except to the extent required under any Company Plan, establish, adopt, enter into, or amend or terminate any Company Plan, including any employment agreement or severance arrangement, or make any new allocations under the SMIPs or amend, adjust or modify any allocations previously made under the SMIPs, except as provided in Section 5.1(f) of the Company Disclosure Schedule;

                  (g) (x) terminate the employment of the Company's Chief Executive Officer, or take any action, or permit any action to be taken, that would permit the Company's Chief

Executive Officer to terminate his employment for Good Reason (as defined in his employment agreement) or (y) terminate the employment of any employee party to an employment, severance or similar agreement with the Company or any of its subsidiaries (other than for Cause, as defined in each applicable employee's employment, severance or similar agreement, as applicable) or take any action, or permit any action to be taken, that would permit any such employee to terminate his or her employment for Good Reason (as defined in each applicable employee's employment, severance or similar agreement, as applicable), unless in each case if the Board of Directors of the Company determines in good faith that any such termination or action is required for it to comply with its fiduciary obligations under applicable law;

                  (h) cause the acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation, benefits or awards, under any Company Plan, except in each case as required by the applicable Company Plan pursuant to the terms in effect as of the date of this Agreement;

                  (i) other than in the ordinary course of business consistent with past practice or as required by applicable law, (i) make any material Tax election or change any method or significant policy or practice of accounting,
(ii) enter into any settlement or compromise of any material Tax liability (including any audits, examinations or litigations with respect to Taxes), (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax or (vi) surrender any right to claim a material Tax refund;

                  (j) fail to timely satisfy or cause to be timely satisfied all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement;

                  (k) take any action which, to the knowledge of the Company, would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

                  (l) except to the extent necessary to take any actions that the Company is otherwise permitted to take pursuant to Section 6.5 (and in such case only in accordance with the terms of Section 6.5), waive any of its rights under, or release any other party from, amend, or fail to enforce its rights under, any provision of any standstill agreement;

                  (m) enter into or otherwise become party to any Contract that will restrict or limit, in any material respect, the ability of the Surviving Corporation, Parent or any of their subsidiaries from conducting, from and after the Closing, any of their respective businesses in any geographical area (other than any Contract terminable in full (including the restrictions and limitations on conduct of business) on notice of no more than 90 days by the Surviving Corporation or its subsidiary without any liability to the Surviving Corporation or any of its subsidiaries);

                  (n) settle or compromise any litigation other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by the Company) in settlement or compromise, in each case, does not exceed $1,000,000;

                  (o) take any action to cause the Common Shares to cease to be listed on the Nasdaq; or

                  (p) agree to take any of the actions described in Sections 5.1(a) through 5.1(o).

                  SECTION 5.2 Conduct of Parent Pending the Merger. Between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth in the corresponding section of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries shall without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

                  (a) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of capital stock of Parent (except for (i) regular interim and final annual cash dividends consistent with past practice (including increases consistent with past practice);

                  (b) enter into or consummate any agreements or transactions for an acquisition (by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) or joint venture or other agreement or otherwise, or take any other action, if in any such case, such agreement, transaction or other action, individually or in the aggregate, would, or would reasonably be expected to, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement;

                  (c) take any other action which, to the knowledge of the Parent, would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

                  (d) fail to timely satisfy or cause to be timely satisfied all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement;

                  (e) take any action to cause the Parent Ordinary Shares to cease to be admitted to the Official List or to trading on the main market of the LSE or the Parent Depository Shares evidenced by Parent ADRs to cease to be eligible for quotation on the Nasdaq; or

                  (f) agree to take any of the actions described in Sections 5.2(a) through 5.2(e).

                  SECTION 5.3 No Control of Other Party's Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations.

                  SECTION 5.4 Certain Notices. From and after the date of this Agreement until the Effective Time, the Company and Parent shall promptly notify each other orally and in writing of (a) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (b) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice. This Section
5.4 shall not constitute a covenant or agreement for purposes of Section 7.2(b), 7.3(b), 8.1(d) or 8.1(e).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.1 Stockholders Meeting. (a)As soon as reasonably possible following the date of this Agreement and the effectiveness of the Form F-4 (as defined in Section 6.2), the Company, acting through its Board of Directors, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement (including any adjournments or postponements, the "Stockholders Meeting"), (ii) subject to Section 6.1(b), include in the Company Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement (the "Company Board Recommendation") and, subject to the approval of the Financial Advisors, the respective written opinion of each Financial Advisor, dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock, and (iii) use its reasonable best efforts to obtain the Merger Requisite Votes.

                  (b) The Board of Directors may fail to make or withdraw, modify or change in a manner adverse to Parent, all or any portion of the Company Board Recommendation only if the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated.

                  SECTION 6.2 Registration Statement; Information Supplied. (a) Parent shall promptly prepare and file with the SEC as soon as practicable a registration statement on Form F-4 (or any successor form) (as amended or supplemented, the "Form F-4") under the Securities Act with respect to the Parent Ordinary Shares (including the Parent Ordinary Shares underlying the Parent Depository Shares) issuable and deliverable pursuant to this Agreement. The Company and Parent shall cooperate with each other in the preparation of the Form F-4. A portion of the Form F-4 shall serve as a prospectus with respect to the Parent Ordinary Shares and Parent Depository Shares issuable and deliverable pursuant to the terms of this Agreement and as the Company's proxy statement with respect to the Stockholders Meeting (as amended or supplemented, the "Company Proxy Statement"). Parent shall prepare the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act. Each of Parent and the Company shall use reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after the filing. Parent shall use reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "blue sky" permits or approvals required to effect the transactions contemplated by this Agreement. Parent shall advise the Company, promptly after it receives notice, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Depository Shares or Parent Ordinary Shares issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction. Each of Parent and the Company shall as soon as reasonably practicable notify the other of the receipt of any comments from the SEC with respect to the Form F-4 or the Company Proxy Statement, any request by the SEC for any amendment to the Form F-4 or the Company Proxy Statement, or for additional information.

                  (b) The Company and Parent each agree, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in the Form F-4 or the Company Proxy Statement will, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment and/or a supplement to the Form F-4 or the Company Proxy Statement, so that the Form F-4 or the Company Proxy Statement would not, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to the Company's stockholders and at the time of the Stockholders Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers this information shall promptly notify the other party and, to the extent required by law, an appropriate amendment or supplement describing that information shall be promptly filed with the SEC or any other applicable Governmental Entity and, to the extent required by law, disseminated to the Company's stockholders.

                  (c) The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective.

                  (d) Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and stockholders, as applicable, and any other matters as may be necessary or advisable in connection with the Form F-4 or the Company Proxy Statement (including information required to be set forth therein as required by the Securities Act or Exchange Act and the rules and regulations promulgated thereunder) or any other filing, notice, statement, registration, submission of information or application required to be made by or on behalf of the Company or Parent or any of their respective subsidiaries to any third-party and/or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, the Voting Agreement and the Employment Agreement.

                  (e) The Company and Parent shall cooperate and Parent shall promptly prepare and file with the UKLA listing particulars relating to Parent and its subsidiaries and the Parent Ordinary Shares (the "Parent Listing Particulars"), if required under the UKLA listing rules, and Parent shall use its reasonable best efforts to obtain formal approval by the UKLA of the Parent Listing Particulars as soon as practicable and, in connection therewith, Parent will supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the UKLA for the purposes of obtaining such approval

                  (f) Parent agrees, as to itself and its subsidiaries, that the Parent Listing Particulars will contain all particulars required to comply in all material respects with all applicable statutory and other legal provisions and Parent agrees that all information contained in the Parent Listing Particulars with respect to itself and its subsidiaries will be in accordance with the facts and will not omit anything likely to affect the import of that information. The Company agrees that all such information supplied by the Company for inclusion in the Parent Listing Particulars with respect to the Company and its subsidiaries will be substantially in accordance with the facts and will not omit anything likely to affect the import of that information. If required, Parent will prepare (with the cooperation of the Company) a summary of the Parent Listing Particulars, which shall comprise a fair summary of the key information set out in the Parent Listing Particulars, to be included in the Company Proxy Statement.

                  SECTION 6.3 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and, as specified by Parent reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time.

                  SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent reasonable access, consistent with applicable law, at all reasonable times to its officers, employees, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or authorized representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney-client privilege of the Company or its subsidiaries or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement; provided that the Company shall use its reasonable best efforts to obtain contractual waivers and consents and implement requisite procedures to enable the provision of access and disclosure without such violations, prejudices or contraventions. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) Each of Parent and Merger Sub will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated May 7, 2004, between the Company and Parent (the "Company Confidentiality Agreement"), which Company Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

                  (c) The Company will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated August 31, 2004, between the Company and Parent (the "Parent Confidentiality Agreement", and together with the Company Confidentiality Agreement, the "Confidentiality Agreements"), which Parent Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

                  SECTION 6.5 Acquisition Proposals.

                  (a) The Company agrees that (i) it and its officers and directors shall not, (ii) its subsidiaries and its subsidiaries' officers and directors shall not, and (iii) it shall use reasonable best efforts to ensure that its and its subsidiaries' investment bankers, financial advisors, attorneys, accountants, employees, consultants or other agents, advisors or representatives (collectively, "Representatives") shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making, submission or reaffirmation of any proposal or offer with respect to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving the Company and its subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or ownership interests of or in the Company or any of its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, in each case other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal. Subject to Section 6.5(b), neither the Company nor its Board of Directors or any committee thereof shall recommend to its stockholders any Acquisition Proposal or approve or enter any agreement with respect to an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by Section 6.5(b) below and the Company may not fail to make or withdraw, modify or change in a manner adverse to Parent all or any portion of the Company Board Recommendation unless permitted by Section 6.1(b), and provided further that, notwithstanding anything herein to the contrary, any "stop-look-and-listen" communication by the Company or its Board of Directors to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the stockholders of the Company in connection with the making or amendment of a tender offer or exchange offer containing the substance of a "stop-look-and-listen" communication pursuant to such Rule 14d-9(f)) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Parent of, all or a portion of the Company Board of Recommendation) or (ii) prior to the adoption of this Agreement by the Company's stockholders in accordance with this Agreement, (A) providing access to its properties, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the party so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Company Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Company Confidentiality Agreement), or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that prior to taking any of the actions set forth in clauses (A) or (B) of clause (ii), (x) the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law and that such Acquisition Proposal will result in, or could reasonably be expected to constitute or result in, a Superior Proposal from the party that made the applicable Acquisition Proposal, and (y) the Company shall have informed Parent promptly following (and in no event later than 24 hours after) the taking by it of any such action. A "Superior Proposal" means an Acquisition Proposal that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the person making the proposal, and, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Parent in response to such Acquisition Proposal). The Company shall use its reasonable best efforts to take the necessary steps promptly to inform the persons set forth in clauses
(i), (ii) and (iii) of the first sentence of this Section 6.5(a) of the obligations undertaken in this Section 6.5.

                  (b) Notwithstanding anything in this Section 6.5 to the contrary, if, at any time prior to the adoption of this Agreement by the Company's stockholders in accordance with this Agreement, the Company's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.5(a), that such proposal is a Superior Proposal and that terminating this Agreement to accept such Superior Proposal and/or recommending such Superior Proposal to the stockholders of the Company is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law, the Company may terminate this Agreement and/or its Board of Directors may recommend such Superior Proposal to its stockholders, as applicable; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless concurrently with such termination pursuant to this Section 6.5(b) the Company pays to Parent the Termination Fee payable pursuant to Section 8.2(b); and provided, further, however, that the Company shall not exercise its right to terminate this Agreement and the Board of Directors shall not recommend a Superior Proposal to its stockholders pursuant to this Section 6.5(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that the Company or its Board of Directors intends to take such action with respect to a Superior Proposal, specifying in reasonable detail the material terms and conditions of the Superior Proposal, this notice to be delivered not less than three business days prior to the time the action is taken, and, during this three business day period, the Company and its advisors shall negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

                  (c) The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The Company also shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information or data heretofore furnished to any person by or on behalf of it or any of its subsidiaries.

                  (d) Promptly (and in no event later than 24 hours) after receipt by the Company, its subsidiaries or any of its or their respective directors, officers or Representatives of an Acquisition Proposal, or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, its subsidiaries or any of its or their respective directors, officers or Representatives, the Company shall provide Parent with written notice of the material terms and conditions of any Acquisition Proposal or the identity of any party requesting non-public information or seeking discussions or negotiations, and thereafter shall keep Parent informed, on a current basis, of the status and material terms and conditions of any proposals or offers. The Company shall make available to Parent (to the extent it has not previously done so) all nonpublic information made available to any person making an Acquisition Proposal.

                  SECTION 6.6 Employment and Employee Benefits Matters.

                  (a) Without limiting any additional rights that any Company Employee may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending on December 31, 2005, to maintain the existing severance plans of the Company and any subsidiary of the Company and to provide the severance payments and benefits required thereunder in accordance with the terms of such plans to be provided to any Company Employee terminated during that period. In respect of the annual bonus payable to the Company Employees for service rendered in fiscal year 2004, Parent shall, or shall cause the Surviving Corporation to, continue to honor the terms and conditions of and obligations (existing as of the date of this Agreement) under the Company's year 2004 annual bonus program and the award or participation agreements thereunder (the "2004 Bonus Program"), which 2004 Bonus Program shall be administered in a manner consistent with the Company's historic annual bonus programs. Aggregate annual discretionary bonuses and SMIP allocations for 2004 shall be made in accordance with Section 6.6(a) of the Company Disclosure Schedule.

                  (b) Without limiting any additional rights that any Company Employee may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for the period commencing at the Effective Time and ending on December 31, 2005, to maintain for Company Employees (i) welfare, pension benefits, base salary and incentive-based benefits or compensation (but not equity-based benefits or compensation) that in the aggregate are no less favorable than the overall welfare, pension benefits, base salary and incentive-based benefits or compensation maintained for and provided to such Company Employees immediately prior to the Effective Time and
(ii) equity-based benefits or compensation that in the aggregate are no less favorable than the equity-based benefits or compensation in the aggregate provided to similarly situated employees of Parent and its subsidiaries but adjusted to take into account the extent to which, if any, the base salary and incentive-based compensation or benefits maintained for and provided to the Company Employees pursuant to the foregoing clause (i) are more favorable than those maintained for and provided to similarly situated employees of Parent and its subsidiaries; provided, however, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to conform with applicable law. Nothing contained in this Agreement shall restrict the ability of Parent and its affiliates to terminate the employment of any Company Employee for any reason at any time after the effective date of his or her employment with Parent and its affiliates.

                  (c) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation for the

Company Employees' service with the Company, its subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), the Parent or its subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time.

                  (d) From and after the Effective Time, Parent will honor, and will cause its subsidiaries to honor, in accordance with its terms, (x) each existing employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its subsidiaries and any officer, director or employee of that company, equity-based plans, programs or agreements, bonus plans or programs, and (y) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its subsidiaries and similar employment compensation and benefit arrangements and agreements in effect as of the Effective Time, in each case to the extent legally binding on the Company or any of its subsidiaries.

                  SECTION 6.7 Directors' and Officers' Indemnification and Insurance.

                  (a) Without limiting any additional rights that any employee may have under any Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby) or taken by them at the request of the Company or any of its subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent or the Surviving Corporation within ten business days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

                  (b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company's Certificate of Incorporation and By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

                  (c) Parent shall, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that during this period, Parent shall not be required to maintain any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage. Parent agrees to honor and perform under, and to cause the Surviving Corporation's to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries.

                  (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

                  (f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in Section 6.6 and this Section 6.7.

                  SECTION 6.8 Further Actions. (a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Merger and the other transactions contemplated by this Agreement (including, in the case of the Company, notices required under existing consent decrees with the FTC (as defined below)). In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and a merger notification pursuant to the ECMR with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or the ECMR.

                  (b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in
Section 6.8(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, ECMR or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with any written notices or other communications received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ"), the European Commission or any other U.S. or foreign Governmental Entity and of any notices or other communications received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences in accordance with Antitrust Law. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the ECMR, Foreign Antitrust Laws, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.8(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including, without limitation, in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its subsidiaries or the conducting of its business in a manner which would resolve such objections or suits.

                  (d) Notwithstanding the foregoing or any other provision of this Agreement, neither Parent nor Merger Sub shall be required by this Section
6.8 to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) unless (x) the taking of the action is conditioned on consummation of the Merger and (y) the action would not result in, or would not reasonably be expected to result in, the imposition of Burdensome Conditions. "Burdensome Conditions" means any action proposed to be taken in accordance with this Section 6.8 that, individually or in the aggregate with any other actions proposed to be taken in accordance with this Section 6.8, would result in, or would reasonably be expected to result in, a Parent Material Adverse Effect (for the avoidance of doubt, materiality for this purpose shall be measured without giving effect to the consummation of the Merger). At the request of Parent, the Company shall take actions, or agree to take actions or consent to the taking of actions (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) as Parent shall determine to be necessary or appropriate in order to obtain the consents, approvals, declarations and authorizations of any Governmental Entity required to be obtained in connection with the Merger. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be required by this
Section 6.8 to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) unless the taking of the action is conditioned upon consummation of the Merger. The Company shall not take any action, agree to take any action or consent to the taking of any action pursuant to this Section 6.8 (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) without the prior written consent of Parent (this consent not to be unreasonably withheld or delayed).

                  (e) Subject to the obligations under Sections 6.8(c) and (d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) each of Parent, Merger Sub and the Company shall use its respective reasonable best efforts to defend, at its own cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

                  (f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) so long as such party has up to then complied in all material respects with its obligations under this
Section 6.8.

                  SECTION 6.9 Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

                  SECTION 6.10 Takeover Statutes. Subject to the terms of this Agreement and the parties' respective fiduciary duties under applicable law, if any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and their respective Board of Directors shall, subject to applicable law, grant any approvals and take any actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of any Takeover Statute on these transactions.

                  SECTION 6.11 Trading/Listing Applications; Establishment of Parent Depository Shares. Parent shall promptly prepare and submit to the UKLA and the LSE applications with respect to the admission of the Parent Ordinary Shares issuable pursuant to the Merger to the Official List and to trading on the LSE, respectively, and to the Nasdaq a listing application in respect of the Parent Depository Shares issuable pursuant to the Merger, and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the admission to listing and trading of the Parent Ordinary Shares, in the case of the UKLA and the LSE, respectively, subject only to allotment, and the listing of the Parent Depository Shares, in the case of the Nasdaq, subject to official notice of issuance. Parent shall supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the UKLA or the LSE for the purpose of obtaining admission of the Parent Ordinary Shares issuable pursuant to the Merger to the Official List and to trading on the LSE. Parent shall prior to the Effective Time enter into all necessary agreements with the Depository and other parties to establish the Parent Depository Shares deliverable pursuant to the Merger.

                  SECTION 6.12 Letters of Accountants. (a) The Company shall use commercially reasonable efforts to cause to be delivered to the Board of Directors of Parent "comfort" letters of Ernst & Young LLP, the Company's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to the Company and its directors and Parent and its directors, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                  (b) Parent shall use commercially reasonable efforts to cause to be delivered to the Board of Directors of the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to Parent and its directors and the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                  SECTION 6.13 Agreements of Company Affiliates. The Company shall promptly cause to be prepared and delivered to Parent a list identifying all persons who may be deemed to be as of the date of the Company Stockholders Meeting "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Company Affiliates"), and shall use commercially reasonable efforts to cause each Company Affiliate to deliver to Parent an executed agreement in customary form on or prior to the Closing Date.

                  SECTION 6.14 Tax Representation Letters. Parent shall deliver to counsel to Parent and to counsel to the Company as of the Closing Date a "Tax Representation Letter" containing customary representations as shall be necessary to enable each counsel to render the opinions described in Sections 7.2(c) and 7.3(c). The Company shall deliver to counsel to the Company and to counsel to Parent as of the Closing Date a Tax Representation Letter containing customary representations as shall be necessary to enable counsel to render the opinions described in Sections 7.2(c) and 7.3(c).

                  SECTION 6.15 Section 16(b). The Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 6.16 Convertible Debentures. With respect to the Convertible Debentures and the Indenture relating thereto, the Company shall use its reasonable best efforts to cooperate with Parent, to the extent requested by Parent, to effect a consent solicitation, tender offer or other action or transaction with respect to the Convertible Debentures as directed by Parent ("Convertible Debenture Actions"). All Convertible Debenture Actions shall be in accordance with applicable law and shall be on terms and conditions proposed by Parent; provided, that, the effectiveness of all Convertible Debenture Actions (including all obligations to make any payments to holders of all or any portion of the Convertible Debentures in connection therewith or to modify the terms or provisions of the Indenture) shall be conditioned upon the consummation of the Merger, and shall terminate immediately upon the termination of this Agreement prior to the Effective Time. The Company agrees not to consummate any Convertible Debenture Action unless Parent consents in writing to such consummation. If this Agreement is terminated prior to the consummation of the Merger, Parent shall reimburse the Company for its reasonable out-of-pocket fees and expenses (including any consent fees paid but only to the extent consented to by Parent) incurred pursuant to this Section 6.16. The Company agrees to use its reasonable efforts to cooperate with Parent and, subject to the preceding sentence and applicable law, to use its reasonable best efforts to consummate all Convertible Debenture Actions.

                  SECTION 6.17 Tax Reporting Requirement. Parent and the Company shall timely satisfy or cause to be timely satisfied the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6).

                                  ARTICLE VII

                              CONDITIONS OF MERGER

                  SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) This Agreement shall have been adopted by the stockholders of the Company by the Merger Requisite Votes.

                  (b) No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) (any of the foregoing, an ("Order") that prohibits, restrains or enjoins the consummation of the Merger shall have been enacted, entered, promulgated or enforced by (i) any United States Governmental Entity, (ii) the European Commission or any United Kingdom Governmental Entity, (iii) any Governmental Authority of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, or (iv) any Governmental Entity other than one referred to in clauses (i), (ii) or (iii), unless, in the case of this clause
(iv), failing to comply with such Order would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries; provided, however, that, prior to invoking the condition set forth in this Section 7.1(b), each party agrees to comply with
Section 6.8.

                  (c) (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, (ii) all required approvals by the European Commission applicable to the Merger under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, (iii) all required approvals of the competent authority of any member state of the European Union applicable to the Merger under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, (iv) all approvals required to consummate the Merger pursuant to any Foreign Antitrust Law of the jurisdictions listed in Section 7.1(b) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, and (v) all other required approvals of any Governmental Entity under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, except, in the case of this cause (v), if failure to obtain such approval or failure of such waiting period to terminate or expire would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries.

                  (d) (i) No action, suit or proceeding by any United States Governmental Entity, United Kingdom Governmental Entity, the European Commission or any Governmental Entity of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, shall be pending seeking to enjoin, prohibit or restrain or challenging the consummation of the Merger or the other transactions contemplated hereby and (ii) no other action, suit or proceeding shall be pending seeking to enjoin, prohibit or restrain or challenging the consummation of the Merger or the other transactions contemplated hereby, unless, in the case of this clause (ii), any such action, suit or proceeding would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries.

                  (e) The Form F-4 shall have become effective and no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn and all state securities or "blue sky" permits or approvals required to consummate the Merger shall have been received.

                  (f) The Parent Listing Particulars (if required under the UKLA listing rules) being approved by the UKLA and the Parent Ordinary Shares (including Parent Ordinary Shares underlying Parent Depository Shares) to be issued pursuant to the Merger shall have been admitted to the Official List of the UKLA and to trading on the main market of the LSE and this admission shall have become effective in accordance with the rules and regulations of the UKLA and the LSE and the Parent Depository Shares to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

                  SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) (i) The representations and warranties of the Company set forth in Section 3.3(a) shall be true and correct (except for deviations of not more than 1% of the number of the Company's fully diluted outstanding Shares disclosed in Section 3.3(a)), as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct to the extent required in this clause (i) only as of the specified date); (ii) the representations and warranties of the Company set forth in Sections 3.3(b), 3.4, 3.15, 3.16, 3.17 and 3.21(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date); and (iii) the other representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant to this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Company Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent that all failures of such representation and warranties to be so true and correct (excluding the effect of any such failures resulting from actions required to be taken under this Agreement to obtain any approval or authorization under applicable law for the consummation of the Merger), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                  (b) The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

                  (c) Parent shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP (or, if Fried, Frank, Harris, Shriver & Jacobson LLP refuses to issue this opinion, from other counsel reasonably satisfactory to Parent), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion,
(i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. The opinion set forth in clause (ii) may assume that any stockholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.367(a)-3(c)(1)(iii)(B). In rendering its opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters.

                  (d) Edward H. Meyer shall continue to be employed as Chairman, President and Chief Executive Officer of the Company, unless he shall no longer be so employed as a result of (i) his death or Disability (as defined in the Employment Agreement) or (ii) his termination by the Company for Cause (as defined in the Employment Agreement).

                  (e) Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

                  SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) (i) The representations and warranties of Parent and Merger Sub set forth in Sections 4.3, 4.4, 4.7, 4.11, 4.12, 4.13 and 4.14 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date) and
(ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered by Parent pursuant to this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent that all failures of such representations to be so true and correct (excluding the effect of any such failures that result from actions required to be taken under this Agreement to obtain any approval or authorization under applicable law for the consummation of the Merger), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

                  (b) Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

                  (c) The Company shall have received an opinion from Simpson Thacher & Bartlett LLP (or, if Simpson Thacher & Bartlett LLP refuses to issue this opinion, from other counsel reasonably satisfactory to the Company), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. The opinion set forth in clause (ii) may assume that any stockholder who is a "five-percent transferee shareholder" with respect to Parent within the meaning of United States Treasury Regulation
Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.367(a) - 3(c)(1)(iii)(B). In rendering this opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters.

                  (d) The Company shall have received certificates of the Chief Executive Officer or the Chief Financial Officer of each of Parent and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the
Company:

                  (a) by mutual written consent of Parent, Merger Sub and the Company;

                  (b) by either Parent or the Company if any United States Governmental Entity, United Kingdom Governmental Entity, the European Commission, or any Governmental Entity of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such Order or other action is or shall have become final and nonappealable;

                  (c) by either Parent or the Company if the Effective Time shall not have occurred on or before the date which is nine months from the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

                  (d) by the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or if any such representation or warranty shall have become untrue or inaccurate, such that (A) the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and (B) such breach or inaccuracy is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach or inaccuracy and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, or (ii) prior to the adoption of this Agreement by the stockholders of the Company, in accordance with, and subject to the terms and conditions of, Section 6.5(b);

                  (e) by Parent (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or if any such representation or warranty shall have become untrue or inaccurate, such that (A) the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and (B) such breach or inaccuracy is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach or inaccuracy and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement, or (ii) if the Board of Directors of the Company
(A) shall have withdrawn, modified or changed (it being understood and agreed that any "stop-look-and-listen" communication by the Board of Directors of the Company to the stockholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer containing the substance of a "stop-look-and-listen" communication pursuant to Rule 14d-9(f), shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement or the Merger) in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger, or shall have resolved to effect any of the foregoing, or (B) shall have recommended to the stockholders of the Company an Acquisition Proposal other than the Merger, or shall have resolved to effect the foregoing; or

                  (f) by either Parent or the Company if, upon a vote taken thereon at the Stockholders Meeting, this Agreement shall not have been adopted by the Merger Requisite Votes.

                  SECTION 8.2 Effect of Termination.

                  (a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Sections 3.16, 4.7, 6.4(b), 6.4(c), 6.9, the penultimate sentence of Section
6.16 (relating to reimbursement of the Company's expenses), this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof.

                  (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii)(B), then the Company shall pay $56,000,000 (such amount, the "Termination Fee") to Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as possible (but in any event within two business days) in the case of a termination pursuant to
Section 8.1(e)(ii)(B), in each case payable by wire transfer of same day funds.

                  (c) In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.1(e)(ii)(A) and, at any time after the date of this Agreement and prior to the event giving rise to Parent's right to terminate under Section 8.1(e)(ii)(A), an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the event giving rise to Parent's right to terminate under Section 8.1(e)(ii)(A), or (ii)(x) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.1(f) and, at any time after the date of this Agreement and prior to the Stockholders Meeting, an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the Stockholders Meeting or (B) by Parent pursuant to
Section 8.1(e)(i) and, at any time after the date of this Agreement and prior to the breach giving rise to Parent's right to terminate under Section 8.1(e)(i), an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the breach giving rise to Parent's right to terminate under Section 8.1(e)(i), and (y) within nine months after this termination, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to which any Acquisition Proposal is consummated, then, in the case of either clause (i) or (ii), the Company shall pay the Termination Fee to Parent, by wire transfer of same day funds, in the case of clause (i), as promptly as possible (but in any event within two business days) following such termination pursuant to Section 8.1(e)(ii)(A) or, in the case of clause (ii), on the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect of the Acquisition Proposal, as may be applicable (provided, that, for purpose of this Section 8.2(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.5(a), except that the references to "20% or greater" and "20% or more" shall be deemed to be references to "50% or greater" and "50% or more," respectively).

                  (d) The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.2, and, in order to obtain the payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.2, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees) in connection with this suit, together with interest on the amount due from each date for payment until the date of the payment at the prime rate of Citibank, N.A. in effect on the date the payment was required to be made.

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                  SECTION 8.3 Expenses. Except as otherwise specifically
provided herein, each party shall bear its own expenses in connection with this Agreement, the Merger and the other transactions contemplated hereby. Expenses incurred in connection with the filing, printing and mailing of the Form F-4 and Company Proxy Statement shall be shared equally by Parent and the Company.

                  SECTION 8.4 Amendment. This Agreement may be amended to the fullest extent permitted by law by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or Merger Sub. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and
(ii) this Article IX.

                  SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Merger Sub:

                           WPP Group plc
                           27 Farm Street
                           London W1J 5RJ
                           England
                           Attention: Group Chief Executive
                           Facsimile: +44-207-409-7502

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

                  with an additional copy (which shall not constitute notice) to:

                           Fried, Frank, Harris, Shriver & Jacobson LLP
                           One New York Plaza
                           New York, New York 10004
                           Attention:  Arthur Fleischer, Jr., Esq.
                                       Philip Richter, Esq.
                           Facsimile:  (212) 859-4000

                  and:

                           Davis & Gilbert
                           1740 Broadway
                           Third Floor
                           New York, New York 10019
                           Attention: Curt C. Myers, Esq.
                           Facsimile: (212) 765-7920

                  and:

                           Allen & Overy
                           One New Change
                           London EC4M 9QQ
                           England
                           Attention: Mark Gearing, Esq.
                           Facsimile: 44-171-330-9999

                  if to the Company:

                           Grey Global Group Inc.
                           777 Third Avenue
                           New York, NY 10017
                           Attention: Corporate Secretary
                           Facsimile: (212) 546-1495

                  with an additional copy (which shall not constitute notice) to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, NY 10017
                           Attention: John G. Finley, Esq.
                           Facsimile: 212-455-2502

                  SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares (and the term "beneficially owned" shall have a corresponding meaning);

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York;

                  (d) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "corresponding section" means the section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, which corresponds to the section number of the representation or warranty qualified and each other section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, which contains a disclosure where it is readily apparent on the face of the information disclosed that it should be an exception to such representation or warranty;

                  (f) "knowledge" (i) with respect to the Company means the actual knowledge of any of the persons set forth in Section 9.3(f) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the persons set forth in Section 9.3(f) of the Parent Disclosure Schedule;

                  (g) "materially delay", when used herein with reference to the consummation of the Merger means or the other transactions contemplated hereby, means a delay in consummation beyond the Termination Date.

                  (h) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

                  (i) "subsidiary" means, with respect to the Company, any corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, and, with respect to Parent, any body corporate which is a subsidiary or subsidiary undertaking, in each case within the meaning of the Companies Act 1985 of the United Kingdom, as amended; and

                  (j) "U.S. generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

                  SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  SECTION 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of
Section 6.7 which shall inure to the benefit of the persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof.

                  SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

                  SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.10 Specific Performance; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 9.2. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in
Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

                  SECTION 9.11 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.11.

                  SECTION 9.12 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  SECTION 9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        WPP GROUP PLC

                                        By: /s/ Paul Richardson
                                            --------------------------------
                                            Name:  Paul Richardson
                                            Title: Group Finance Director

                                        ABBEY MERGER CORPORATION

                                        By: /s/ Paul Richardson
                                            --------------------------------
                                            Name:  Paul Richardson
                                            Title: President

                                        GREY GLOBAL GROUP INC.

                                        By: /s/  Steven G. Gelsher
                                            --------------------------------
                                            Name:  Steven G. Gelsher
                                            Title: Vice Chairman

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